Exhibit 99.1

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

[EXCERPTS FROM FORM 10-K FOR YEAR ENDED DECEMBER 31, 2013]

INDEX TO THE FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm with respect to Aviv REIT, Inc.	F-2
Report of Independent Registered Public Accounting Firm with respect to Aviv Healthcare Properties Limited Partnership	F-3
Consolidated Balance Sheets as of December 31, 2013 and 2012 of Aviv REIT, Inc.	F-4
Consolidated Statements of Operations and Comprehensive Income for the Years Ended December 31, 2013, 2012 and 2011 of Aviv REIT, Inc.	F-5
Consolidated Statements of Changes in Equity for the Years Ended December 31, 2013, 2012 and 2011 of Aviv REIT, Inc.	F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2013, 2012 and 2011 of Aviv REIT, Inc.	F-7
Consolidated Balance Sheets as of December 31, 2013 and 2012 of Aviv Healthcare Properties Limited Partnership	F-9
Consolidated Statements of Operations and Comprehensive Income for the Years Ended December 31, 2013, 2012 and 2011 of Aviv Healthcare Properties Limited Partnership	F-10
Consolidated Statements of Changes in Equity for the Years Ended December 31, 2013, 2012 and 2011 of Aviv Healthcare Properties Limited Partnership	F-11
Consolidated Statements of Cash Flows for the Years Ended December 31, 2013, 2012 and 2011 of Aviv Healthcare Properties Limited Partnership	F-12
Notes to Consolidated Financial Statements	F-14

FINANCIAL STATEMENT SCHEDULES

Schedule II—Valuation and Qualifying Accounts	F-45
Schedule III—Real Estate and Investments	F-46

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or have been omitted because sufficient information has been included in the notes to the Consolidated Financial Statements.

F-1

AVIV REIT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Stockholders

Aviv REIT, Inc.

We have audited the accompanying consolidated balance sheets of Aviv REIT, Inc. (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviv REIT, Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Chicago, Illinois

February 20, 2014

F-2

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Partners

Aviv Healthcare Properties Limited Partnership

We have audited the accompanying consolidated balance sheets of Aviv Healthcare Properties Limited Partnership (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviv Healthcare Properties Limited Partnership at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Chicago, Illinois

February 20, 2014

F-3

AVIV REIT, INC.

Consolidated Balance Sheets

(in thousands except share data)

	December 31,	December 31,
	2013	2012
Assets
Income producing property
Land	$138,150	$119,132
Buildings and improvements	1,138,173	968,075
Assets under direct financing leases	11,175	11,049
	1,287,498	1,098,256
Less accumulated depreciation	(147,302)	(119,371)
Construction in progress and land held for development	23,292	4,576
Net real estate	1,163,488	983,461
Cash and cash equivalents	50,764	17,876
Straight-line rent receivable, net	40,580	36,102
Tenant receivables, net	1,647	3,484
Deferred finance costs, net	16,643	14,651
Secured loan receivables, net	41,686	32,639
Other assets	15,625	11,316
Total assets	$1,330,433	$1,099,529
Liabilities and equity
Secured loan	$13,654	$213,679
Unsecured notes payable	652,752	403,180
Line of credit	20,000	88,294
Accrued interest payable	15,284	13,265
Dividends and distributions payable	17,694	13,687
Accounts payable and accrued expenses	10,555	10,943
Tenant security and escrow deposits	21,586	18,278
Other liabilities	10,463	17,700
Total liabilities	761,988	779,026
Equity:
Stockholders’ equity
Common stock (par value $0.01; 37,593,910 and 21,653,813 shares issued and outstanding, respectively)	376	217
Additional paid-in-capital	523,658	375,030
Accumulated deficit	(89,742)	(46,527)
Accumulated other comprehensive loss	—	(2,152)
Total stockholders’ equity	434,292	326,568
Noncontrolling interests—operating partnership	134,153	(6,065)
Total equity	568,445	320,503
Total liabilities and equity	$1,330,433	$1,099,529

See accompanying notes.

F-4

AVIV REIT, INC.

Consolidated Statements of Operations and Comprehensive Income

(in thousands except share and per share data)

	Year Ended December 31
	2013	2012	2011
Revenues
Rental income	$136,513	$121,210	$91,091
Interest on secured loans and financing lease	4,400	4,633	5,193
Interest and other income	154	1,129	844
Total revenues	141,067	126,972	97,128
Expenses
Interest expense incurred	40,785	47,440	36,010
Amortization of deferred financing costs	3,459	3,543	2,657
Depreciation and amortization	33,226	26,892	20,272
General and administrative	26,886	15,955	11,422
Transaction costs	3,114	7,259	5,493
Loss on impairment	500	11,117	5,233
Reserve for uncollectible secured loans and other receivables	68	10,331	1,591
Gain on sale of assets, net	(1,016)	—	(1,171)
Loss on extinguishment of debt	10,974	28	3,807
Other expenses	—	400	267
Total expenses	117,996	122,965	85,581
Income from continuing operations	23,071	4,007	11,547
Discontinued operations	—	4,586	(234)
Net income	23,071	8,593	11,313
Net income allocable to noncontrolling interests—operating partnership	(6,010)	(3,455)	(5,107)
Net income allocable to stockholders	$17,061	$5,138	$6,206
Net income	$23,071	$8,593	$11,313
Unrealized loss on derivative instruments	—	(476)	(7,392)
Total comprehensive income	$23,071	$8,117	$3,921
Net income allocable to stockholders	$17,061	$5,138	$6,206
Unrealized loss on derivative instruments, net of noncontrolling interest—operating partnership portion of $0, $192, and $3,336, respectively	—	(284)	(4,056)
Total comprehensive income allocable to stockholders	$17,061	$4,854	$2,150
Earnings per common share:
Basic:
Income from continuing operations allocable to stockholders	$0.51	$0.12	$0.44
Discontinued operations, net of noncontrolling interests—operating partnership	—	0.14	(0.01)
Net income allocable to stockholders	$0.51	$0.26	$0.43
Diluted:
Income from continuing operations allocable to stockholders	$0.49	$0.12	$0.43
Discontinued operations, net of noncontrolling interests—operating partnership	—	0.14	(0.01)
Net income allocable to stockholders	$0.49	$0.26	$0.42
Weighted average common shares oustanding:
Basic	33,700,834	20,006,538	14,487,565
Diluted	44,324,214	20,135,689	14,633,354
Dividends declared per common share	$1.40	$1.25	$1.18

See accompanying notes.

F-5

AVIV REIT, INC.

Consolidated Statements of Changes in Equity

(in thousands except share data)

	Stockholders’ Equity
	Common Stock
			Additional Paid-In-	Accumulated	Accumulated Other Comprehensive income	Total Stockholders’	Noncontrolling Interests— Operating	Total
	Shares	Amount	Capital	Deficit	(loss)	Equity	Partnership	Equity
Balance at January 1, 2011	13,706,465	$137	$223,704	$(2,262)	$2,188	$223,767	$21,389	$245,156
Non-cash stock (unit)-based compensation	—	—	1,122	—	—	1,122	850	1,972
Distributions to partners	—	—	—	—	—	—	(18,884)	(18,884)
Capital contributions	2,124,903	22	39,978	—	—	40,000	420	40,420
Unrealized loss on derivative instruments	—	—	—	—	(4,056)	(4,056)	(3,336)	(7,392)
Dividends to stockholders	—	—	—	(25,327)	—	(25,327)	—	(25,327)
Net income	—	—	—	6,206	—	6,206	5,107	11,313
Balance at December 31, 2011	15,831,368	159	264,804	(21,383)	(1,868)	241,712	5,546	247,258
Non-cash stock (unit)-based compensation	—	—	1,284	—	—	1,284	406	1,690
Distributions to partners	—	—	—	—	—	—	(15,638)	(15,638)
Capital contributions	5,822,445	58	108,942	—	—	109,000	358	109,358
Unrealized loss on derivative instruments	—	—	—	—	(284)	(284)	(192)	(476)
Dividends to stockholders	—	—	—	(30,282)	—	(30,282)	—	(30,282)
Net income	—	—	—	5,138	—	5,138	3,455	8,593
Balance at December 31, 2012	21,653,813	217	375,030	(46,527)	(2,152)	326,568	(6,065)	320,503
Non-cash stock (unit)-based compensation	23,250	—	10,864	—	—	10,864	888	11,752
Shares issued for settlement of management vested stock	414,710	4	8,290	—	—	8,294	—	8,294
Distributions to partners	—	—	—	—	—	—	(16,658)	(16,658)
Capital contributions	—	—	—	—	—	—	214	214
Initial public offering proceeds	15,180,000	152	303,448	—	—	303,600	—	303,600
Cost of raising capital	—	—	(25,829)	—	—	(25,829)	—	(25,829)
Retirement of derivative instruments	—	—	—	—	2,152	2,152	1,622	3,774
Dividends to stockholders	—	—	—	(60,276)	—	(60,276)	—	(60,276)
Reclassification of equity at IPO date	—	—	(153,751)	—	—	(153,751)	153,751	—
Conversion of OP Units/Adjustment of noncontrolling interests—operating partnership ownership of operating partnership	322,137	3	5,606	—	—	5,609	(5,609)	—
Net income	—	—	—	17,061	—	17,061	6,010	23,071
Balance at December 31, 2013	37,593,910	$376	$523,658	$(89,742)	$—	$434,292	$134,153	$568,445

See accompanying notes.

F-6

AVIV REIT, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Operating activities
Net income	$23,071	$8,593	$11,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,226	26,935	20,847
Amortization of deferred financing costs	3,459	3,543	2,665
Accretion of debt premium	(507)	(414)	(198)
Straight-line rental (income) loss, net	(4,478)	(7,656)	467
Rental income from intangible amortization, net	(1,369)	(1,486)	(1,366)
Non-cash stock-based compensation	11,752	1,689	1,972
Gain on sale of assets, net	(1,016)	(4,425)	(1,171)
Non-cash loss on extinguishment of debt	5,161	42	3,807
Loss on impairment	500	11,117	6,092
Reserve for uncollectible secured loan and other receivables	68	10,331	1,426
Accretion of earn-out provision for previously acquired real estate investments	—	400	267
Changes in assets and liabilities:
Tenant receivables	(3,511)	(4,572)	(6,104)
Other assets	(5,229)	(5,873)	2,596
Accounts payable and accrued expenses	3,949	5,021	6,146
Tenant security deposits and other liabilities	2,277	1,230	3,329
Net cash provided by operating activities	67,353	44,475	52,088
Investing activities
Purchase of real estate	(197,388)	(172,773)	(181,214)
Proceeds from sales of real estate	15,549	31,933	1,510
Capital improvements	(12,003)	(13,558)	(9,364)
Development projects	(18,738)	(28,067)	(21,406)
Secured loan receivables received from others	4,086	14,632	14,338
Secured loan receivables funded to others	(10,407)	(16,857)	(10,920)
Net cash used in investing activities	(218,901)	(184,690)	(207,056)

See accompanying notes.

F-7

AVIV REIT, INC.

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Financing activities
Borrowings of debt	$470,000	$267,761	$404,928
Repayment of debt	(488,241)	(174,127)	(244,832)
Payment of financing costs	(10,448)	(5,143)	(9,608)
Capital contributions	575	109,000	40,420
Deferred contribution	—	(35,000)	35,000
Initial public offering proceeds	303,600	—	—
Cost of raising capital	(25,829)	—	—
Cash distributions to partners	(16,314)	(16,484)	(19,485)
Cash dividends to stockholders	(48,907)	(28,778)	(23,622)
Net cash provided by financing activities	184,436	117,229	182,801
Net increase (decrease) in cash and cash equivalents	32,888	(22,986)	27,833
Cash and cash equivalents:
Beginning of year	17,876	40,862	13,029
End of year	$50,764	$17,876	$40,862
Supplemental cash flow information
Cash paid for interest	$40,008	$46,711	$29,025
Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$13,551	$9,888	$8,384
Accrued distributions payable to partners	$4,143	$3,799	$4,646
Write-off of straight-line rent receivable, net	$2,887	$1,552	$7,093
Write-off of in-place lease intangibles, net	$—	$19	$36
Write-off of deferred financing costs, net	$5,161	$42	$3,807
Assumed debt	$—	$11,460	$—

See accompanying notes.

F-8

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands)

	December 31,
	2013	2012
Assets
Income producing property
Land	$138,150	$119,132
Buildings and improvements	1,138,173	968,075
Assets under direct financing leases	11,175	11,049
	1,287,498	1,098,256
Less accumulated depreciation	(147,302)	(119,371)
Construction in progress and land held for development	23,292	4,576
Net real estate	1,163,488	983,461
Cash and cash equivalents	50,764	15,534
Straight-line rent receivable, net	40,580	36,102
Tenant receivables, net	1,647	3,484
Deferred finance costs, net	16,643	14,651
Secured loan receivables, net	41,686	32,639
Other assets	15,625	11,316
Total assets	$1,330,433	$1,097,187
Liabilities and equity
Secured loan	$13,654	$213,679
Unsecured notes payable	652,752	403,180
Line of credit	20,000	88,294
Accrued interest payable	15,284	13,265
Dividends and distributions payable	17,694	13,687
Accounts payable and accrued expenses	10,555	10,943
Tenant security and escrow deposits	21,586	18,278
Other liabilities	10,463	15,359
Total liabilities	761,988	776,685
Equity:
Partners’ capital	568,445	324,275
Accumulated other comprehensive loss	—	(3,773)
Total equity	568,445	320,502
Total liabilities and equity	$1,330,433	$1,097,187

See accompanying notes.

F-9

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Operations and Comprehensive Income

(in thousands except unit and per unit data)

	Year Ended December 31,
	2013	2012	2011
Revenues
Rental income	$136,513	$121,210	$91,091
Interest on secured loans and financing lease	4,400	4,633	5,193
Interest and other income	154	1,129	844
Total revenues	141,067	126,972	97,128
Expenses
Interest expense incurred	40,785	47,440	36,010
Amortization of deferred financing costs	3,459	3,543	2,657
Depreciation and amortization	33,226	26,892	20,272
General and administrative	26,886	15,955	11,422
Transaction costs	3,114	7,259	5,493
Loss on impairment	500	11,117	5,233
Reserve for uncollectible secured loans and other receivables	68	10,331	1,591
Gain on sale of assets, net	(1,016)	—	(1,171)
Loss on extinguishment of debt	10,974	28	3,807
Other expenses	—	400	267
Total expenses	117,996	122,965	85,581
Income from continuing operations	23,071	4,007	11,547
Discontinued operations	—	4,586	(234)
Net income allocable to units	$23,071	$8,593	$11,313
Net income allocable to units	$23,071	$8,593	$11,313
Unrealized loss on derivative instruments	—	(476)	(7,392)
Total comprehensive income allocable to units	$23,071	$8,117	$3,921
Earnings per unit:
Basic:
Income from continuing operations allocable to units	$0.51	$0.12	$0.44
Discontinued operations	—	0.14	(0.01)
Net income allocable to units	$0.51	$0.26	$0.43
Diluted:
Income from continuing operations allocable to units	$0.49	$0.12	$0.43
Discontinued operations	—	0.14	(0.01)
Net income allocable to units	$0.49	$0.26	$0.42
Weighted average units outstanding:
Basic	42,792,808	20,006,538	14,487,565
Diluted	44,324,214	20,135,689	14,633,354
Distributions declared per unit	$1.40	$1.25	$1.18

See accompanying notes.

F-10

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Changes in Equity

(in thousands)

		Accumulated Other
	Partners’	Comprehensive
	Capital	Income (Loss)	Total
Balance at January 1, 2011	$241,061	$4,094	$245,155
Non-cash stock (unit)-based compensation	1,972	—	1,972
Distributions to partners	(44,211)	—	(44,211)
Capital contributions	40,420	—	40,420
Unrealized loss on derivative instruments	—	(7,392)	(7,392)
Net income	11,313	—	11,313
Balance at December 31, 2011	250,555	(3,298)	247,257
Non-cash stock (unit)-based compensation	1,690	—	1,690
Distributions to partners	(45,920)	—	(45,920)
Capital contributions	109,358	—	109,358
Unrealized loss on derivative instruments	—	(476)	(476)
Net income	8,593	—	8,593
Balance at December 31, 2012	324,276	(3,774)	320,502
Non-cash stock (unit)-based compensation	11,752	—	11,752
Shares issued for settlement of management vested stock	8,294	—	8,294
Distributions to partners	(76,934)	—	(76,934)
Capital contributions	215	—	215
Initial public offering proceeds	303,600	—	303,600
Cost of raising capital	(25,829)	—	(25,829)
Retirement of derivative instruments	—	3,774	3,774
Net income	23,071	—	23,071
Balance at December 31, 2013	$568,445	$—	$568,445

See accompanying notes.

F-11

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Operating activities
Net income	$23,071	$8,593	$11,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,226	26,935	20,847
Amortization of deferred financing costs	3,459	3,543	2,665
Accretion of debt premium	(507)	(414)	(198)
Straight-line rental (income) loss, net	(4,478)	(7,656)	467
Rental income from intangible amortization, net	(1,369)	(1,486)	(1,366)
Non-cash stock-based compensation	11,752	1,689	1,972
Gain on sale of assets, net	(1,016)	(4,425)	(1,171)
Non-cash loss on extinguishment of debt	5,161	42	3,807
Loss on impairment	500	11,117	6,092
Reserve for uncollectible loans and other receivables	68	10,331	1,426
Accretion of earn-out provision for previously acquired real estate investments	—	400	267
Changes in assets and liabilities:
Tenant receivables	(3,511)	(4,572)	(6,104)
Other assets	(5,229)	(5,873)	2,596
Accounts payable and accrued expenses	3,949	5,021	6,146
Tenant security deposits and other liabilities	4,619	546	1,672
Net cash provided by operating activities	69,695	43,791	50,431
Investing activities
Purchase of real estate	(197,388)	(172,773)	(181,214)
Proceeds from sales of real estate	15,549	31,933	1,510
Capital improvements	(12,003)	(13,558)	(9,364)
Development projects	(18,738)	(28,067)	(21,406)
Secured loan receivables received from others	4,086	14,632	14,338
Secured loan receivables funded to others	(10,407)	(16,857)	(10,920)
Net cash used in investing activities	(218,901)	(184,690)	(207,056)

See accompanying notes.

F-12

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Financing activities
Borrowings of debt	$470,000	$267,761	$404,928
Repayment of debt	(488,241)	(174,127)	(244,832)
Payment of financing costs	(10,448)	(5,143)	(9,608)
Capital contributions	575	109,000	40,420
Deferred contribution	—	(35,000)	35,000
Initial public offering proceeds	303,600	—	—
Cost of raising capital	(25,829)	—	—
Cash distributions to partners	(65,221)	(45,262)	(43,107)
Net cash provided by financing activities	184,436	117,229	182,801
Net increase (decrease) in cash and cash equivalents	35,230	(23,670)	26,176
Cash and cash equivalents:
Beginning of year	15,534	39,204	13,028
End of year	$50,764	$15,534	$39,204
Supplemental cash flow information
Cash paid for interest	$40,008	$46,711	$29,025
Supplemental disclosure of noncash activity
Accrued distributions payable to partners	$17,694	$13,687	$13,030
Write-off of straight-line rent receivable, net	$2,887	$1,552	$7,093
Write-off of in-place lease intangibles, net	$—	$19	$36
Write-off of deferred financing costs, net	$5,161	$42	$3,807
Assumed debt	$—	$11,460	$—

See accompanying notes.

F-13

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2013

1. Description of Operations and Formation

Aviv REIT, Inc. (AVIV or the REIT), a Maryland corporation, is the sole general partner of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and its subsidiaries (the Partnership). The Partnership is a majority owned subsidiary that owns all of the real estate properties. In these footnotes, the Company refers generically to AVIV, the Partnership, and their subsidiaries. The Partnership was formed in 2010 and directly or indirectly owned or leased 282 properties, principally skilled nursing facilities, across the United States at December 31, 2013. The Company is a fully integrated self-administered company that owns, acquires, develops and generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for operators to pay the Company an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the operators. Substantially all depreciation expense reflected in the consolidated statements of operations and comprehensive income relates to the ownership of real estate properties.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware company. The Operating Partnership has five wholly owned subsidiaries: Aviv Financing I, L.L.C. (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, L.L.C. (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, L.L.C. (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, L.L.C. (Aviv Financing IV), a Delaware limited liability company; and Aviv Financing V, L.L.C. (Aviv Financing V), a Delaware limited liability company.

All of the business, assets and operations are held by the Partnership and its subsidiaries. The REIT’s equity interest in the Partnership is linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Partnership’s partnership agreement) will result in a corresponding increase in the REIT’s equity interest in the Partnership. The REIT is authorized to issue 300 million shares of common stock (par value $0.01) and 25 million shares of preferred stock (par value $0.01). The REIT was funded in September 2010 with 13.2 million shares and approximately $235 million from one of the REIT’s stockholders, and approximately 8.5 million additional shares of common stock were issued by the REIT in connection with $159 million equity contributions by one of the REIT’s stockholders. The Partnership’s capital consists of partnership units, which are referred to as OP units, that are owned by AVIV and other investors.

On March 7, 2013, the Board of Directors and stockholders of the REIT approved an increase in the number of authorized shares of common stock to 300,000,000 shares of common stock and a 60.37-for-one split of issued and outstanding common stock. The increase in the authorized shares and the stock split became effective on March 8, 2013 when the REIT’s charter was amended for such increase in the number of authorized REIT shares and the stock split. The common share and per common share amounts in these consolidated financial statements and notes to consolidated financial statements have been retrospectively restated to reflect the 60.37-for-one split.

On March 26, 2013, the REIT completed an initial public offering (IPO) of its common stock pursuant to a registration statement filed with the SEC, which became effective on March 20, 2013. The Company received net proceeds after underwriting discounts and commissions, of $282.3 million, exclusive of other costs of raising capital in consideration for the issuance and sale of approximately 15.2 million shares of common stock (which included approximately 2.0 million shares sold to the underwriters upon exercise of their option to purchase additional shares to cover over-allotments) at a price to the public of $20.00 per share. In connection with the IPO, the Partnership’s Class A, B, C, D, F and G Units were converted into a single class of OP units.

Immediately prior to the completion of the IPO, there were outstanding approximately 21.7 million shares of common stock of the REIT, limited partnership units of the Partnership which were converted into approximately 11.9 million OP units in connection with the IPO, and 125 shares of preferred stock of the REIT. On April 15, 2013, the 125 shares of preferred stock outstanding were redeemed. At December 31, 2013, there were approximately 37.6 million shares of common stock outstanding and 11.6 million OP units outstanding which are redeemable for cash or, at the REIT’s option, for shares of common stock of the REIT. The operating results of the Partnership are allocated based upon the REIT’s and the limited partners’ respective economic interests therein. The REIT’s ownership of the Partnership was 76.4% as of December 31, 2013. The REIT’s weighted average economic ownership of the Partnership for the years ended December 31, 2013, 2012, and 2011 were 74.0%, 62.5%, and 54.9% respectively.

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2. Summary of Significant Accounting Policies

Basis of Presentation

This report combines the Annual Reports on Form 10-K for the year ended December 31, 2013 of AVIV and the Partnership. AVIV is a real estate investment trust and the general partner of the Partnership. The Partnership’s capital is comprised of OP units. As the sole general partner of the Partnership, AVIV has exclusive control of the Partnership’s day-to-day management.

The Company believes combining the Annual Reports on Form 10-K of AVIV and the Partnership into this single report provides the following benefits:

•	enhances investors’ understanding of AVIV and the Partnership by enabling investors to view the business as a whole in the same manner as management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure in this report applies to both AVIV and the Partnership; and

•	creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

Management operates AVIV and the Partnership as one business. The management of AVIV consists of the same employees as the management of the Partnership.

The Company believes it is important for investors to understand the few differences between AVIV and the Partnership in the context of how AVIV and the Partnership operate as a consolidated company. AVIV is a REIT, whose only material asset is its ownership of OP units of the Partnership. As a result, AVIV does not conduct business itself, other than acting as the sole general partner of the Partnership, issuing public equity from time to time and guaranteeing unsecured debt of the Partnership. AVIV has not issued any indebtedness, but has guaranteed all of the unsecured debt of the Partnership. The Partnership indirectly holds all the real estate assets of the Company. Except for net proceeds from public equity issuances by AVIV, which are contributed to the Partnership in exchange for OP units, the Partnership generates all remaining capital required by the Company’s business. These sources include the Partnership’s operations, its direct or indirect incurrence of indebtedness, and the issuance of OP units.

As general partner with control of the Partnership, AVIV consolidates the Partnership for financial reporting purposes. The presentation of stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of AVIV and those of the Partnership. AVIV’s stockholders’ equity is comprised of common stock, additional paid in capital and retained earnings (accumulated deficit). The Partnership’s capital is comprised of OP units that are owned by AVIV and the other partners. The OP units held by the limited partners (other than AVIV) in the Partnership are presented as part of partners’ capital in the Partnership’s consolidated financial statements and as “noncontrolling interests-operating partnership” in AVIV’s consolidated financial statements. There is no difference between the assets and liabilities of AVIV and the Partnership as of December 31, 2013. Net income is the same for AVIV and the Partnership.

The accompanying consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles, or GAAP. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain prior period amounts have been reclassified with no effect on the Company’s consolidated financial position or results of operations.

The Company manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting. The Company has one reportable segment consisting of investments in healthcare properties, consisting primarily of skilled nursing facilities, or SNFs, assisted living facilities, or ALFs, and other healthcare properties located in the United States. All of the Company’s properties generate similar types of revenues and expenses related to tenant rent and reimbursements and operating expenses.

Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Company maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Company believes the risk of loss from exceeding this insured level is minimal.

F-15

Real Estate Investments

The Company periodically assesses the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of the Company’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis (Level 3) or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables (Level 2). As part of the impairment evaluation, the buildings in the following locations were impaired to reflect the estimated fair values (Level 2).

	For the Years Ended December 31,
	2013	2012	2011
	(in thousands)
Medford, MA (1)	$—	$—	$859
Zion, IL	—	1,000	3,843
Bremerton, WA	—	150	1,390
Youngtown, AZ	—	1,635	—
Fall River, MA	—	141	—
Cincinnati, OH	—	90	—
West Chester, OH	—	3,414	—
Columbus, TX	—	1,422	—
Benton Harbor, MI	—	491	—
Omaha, NE	—	742	—
Searcy, AR	500	1,898	—
Cathlamet, WA	—	93	—
Methuen, MA	—	41	—
	$500	$11,117	$6,092

(1)	Included in discontinued operations and other expenses

Buildings and building improvements are recorded at cost and have been assigned useful lives up to 40-years and are depreciated on the straight-line method. Personal property, furniture, and equipment have been assigned estimated useful lives up to 10 years and are depreciated on the straight-line method.

The Company may advance monies to its lessees for the purchase, generally, of furniture, fixtures, or equipment or other purposes. Required minimum lease payments due from the lessee increase to provide for the repayment of such amounts over a stated term. These advances in the instance where the depreciable life of the newly purchased asset is less than the remaining lease term are reflected as secured loan receivables on the consolidated balance sheets, and the incremental lease payments are bifurcated between principal and interest over the stated term. In the instance where the depreciable life of the newly purchased assets is longer than the remaining lease term, the purchase is recorded as property when such assets are deemed to be owned by the Company. In other instances, explicit secured loans are made to lessees for working capital and other funding needs and provide for monthly principal and interest payments generally ranging from five to 10 years.

Purchase Accounting

The Company allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators. The Company makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Company’s operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Term Loan (Level 3). The Company allocates the purchase price of facilities to net tangible and identified intangible assets and liabilities acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

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The Company determines fair values as follows:

•	Real estate investments are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

•	The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

•	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

•	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Company determines the value of land based on third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain operators, including operator allowances, operator improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Company also estimates the value of operator or other customer relationships acquired by considering the nature and extent of existing business relationships with the operator, growth prospects for developing new business with such operator, such operator’s credit quality, expectations of lease renewals with such operator, and the potential for significant, additional future leasing arrangements with such operator. The Company amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations and comprehensive income in rental income. Generally, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to any intangible assets or intangible liabilities, as they are either immaterial or do not exist.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to straight-line rent receivable, net. Income recognized from this policy is titled straight-line rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and the net impact is reflected in rental income on the consolidated statements of operations and comprehensive income.

Below is a summary of the components of rental income for the years ended December 31, 2013, 2012 and 2011 (in thousands):

	2013	2012	2011
Cash rental income	$130,666	$112,068	$89,815
Straight-line rental income (loss)	4,478	7,656	(90)
Rental income from intangible amortization	1,369	1,486	1,366
Total rental income	$136,513	$121,210	$91,091

During the years ended December 31, 2013, 2012, and 2011 straight-line rental income (loss) includes a write-off (expense) of straight-line rent receivable, net of approximately $2.9 million, $1.5 million, and $7.1 million, respectively, due to the early termination of leases and replacement of operators.

The Company’s reserve for uncollectible operator receivables is included as a component of reserve for uncollectible secured loan and other receivables in the consolidated statements of operations and comprehensive income. The amount incurred during the years ended December 31, 2013, 2012, and 2011 was $0.1 million, $10.3 million, and $1.6 million, respectively.

Lease Accounting

The Company, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statements of operations and comprehensive income as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Company’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease. Such accretion was approximately $0.1 million, $0.1 million, and $0.1 million for the years ended December 31, 2013, 2012 and 2011, respectively.

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All of the Company’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

Secured Loan Receivables

Secured loan receivables consist of capital improvement loans and secured loans to operators. Capital improvement loans represent the financing provided by the Company to the operator to acquire furniture, fixtures, and equipment while the operator is operating the facility. Secured loans to operators represent financing provided by the Company to operators for working capital needs. Secured loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding secured loans and notes receivable for collectability on a loan-by-loan basis. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators and it is reasonably possible that a change in estimate could occur in the near term. As of December 31, 2013 and 2012, respectively, secured loan receivable reserves amounted to approximately $0 and $0.3 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates other than as disclosed in Footnote 4.

Stock-Based Compensation

The Company follows ASC 718—Stock Compensation (“ASC 718”) in accounting for its share-based payments. This guidance requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock awards. This cost is recognized as compensation expense ratably over the employee’s requisite service period. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized when incurred. Additionally, the Company must make estimates regarding employee forfeitures in determining compensation expense. Subsequent changes in actual experience are monitored and estimates are updated as information is available. The non-cash stock-based compensation expense incurred by the Company through December 31, 2013 is summarized in Footnote 14.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

•	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets;

•	Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s interest rate swaps are valued using models developed by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Company’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Company had outstanding secured loans, unsecured notes payable, and a line of credit with a carrying value of approximately $686.4 million and $705.2 million as of December 31, 2013 and 2012, respectively. The fair values of debt as of December 31, 2013 and 2012 were $705.8 million and $720.8 million, respectively, based upon interest rates available to the Company on similar borrowings (Level 3). Management estimates the fair value of its

F-18

secured loan receivables using a discounted cash flow analysis based upon the Company’s current interest rates for secured loan receivables with similar maturities and collateral securing the indebtedness. The Company had outstanding secured loan receivables with a carrying value of approximately $41.7 million and $32.6 million as of December 31, 2013 and 2012, respectively. The fair values of secured loan receivables as of December 31, 2013 and 2012 approximate their carrying value based upon interest rates available to the Company on similar borrowings.

Derivative Instruments

In the normal course of business, a variety of financial instrument are used to manage or hedge interest rate risk. The Company has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Company’s derivative instruments are recorded in the consolidated statements of operations and comprehensive income if the derivative does not qualify for or the Company does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income for our interest rate swaps that were terminated in September 2010. In November 2010, the Company entered into two interest rate swaps (which were settled at the IPO) and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, the Company has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, the Company may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating. As of December 31, 2013, the Company has no outstanding derivative instruments.

Income Taxes

For federal income tax purposes, the Company elected, with the filing of its initial Form 1120 REIT, U.S. Income Tax Return for U.S. Real Estate Investment Trusts, to be taxed as a Real Estate Investment Trust (REIT) effective as of September 2010. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. The Company currently is in compliance with these requirements and intends to maintain REIT status. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not elect REIT status for four subsequent years. However, the Company may still be subject to federal excise tax. In addition, the Company may be subject to certain state and local income and franchise taxes. Historically, the Company and its predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to September 2010, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of December 31, 2013 and 2012, respectively. The real estate investments of the Company have an income tax basis of approximately $1.1 billion (unaudited) and $812.8 million (unaudited) as of December 31, 2013 and 2012, respectively.

Noncontrolling Interests—Operating Partnership / Partnership Units

Noncontrolling interests—operating partnership, as presented on AVIV’s consolidated balance sheets, represent OP units held by individuals and entities other than AVIV.

Noncontrolling interests—operating partnership, which can be settled by issuance of unregistered shares are reported in the equity section of the consolidated balance sheets of AVIV. They are adjusted for income, losses and distributions allocated to OP units not held by AVIV. Adjustments to noncontrolling interests – operating partnership are recorded to reflect increases or decreases in the ownership of the Partnership by holders of OP units as a result of the redemptions of OP units for cash or in exchange for shares of AVIV’s common stock.

Prior to the IPO, the capital structure of our operating partnership consisted of six classes of partnership units, each of which had different capital accounts and each of which was entitled to different distributions. In connection with the IPO, each class of units of the Partnership was converted into an aggregate of 11,938,420 OP units held by limited partners of the Partnership. As of December 31, 2013, there were 11,616,283 of OP units outstanding.

F-19

Earnings Per Share of the REIT

Basic earnings per share is calculated by dividing the net income allocable to common shares for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income allocable to common shares for the period by the weighted average number of common and dilutive securities outstanding during the period.

Earnings Per Unit of the Partnership

Basic earnings per unit is calculated by dividing the net income allocable to common units for the period by the weighted average number of OP units outstanding during the period. Diluted earnings per unit is calculated by dividing the net income allocable to OP units for the period by the weighted average number of common and dilutive securities outstanding during the period.

Risks and Uncertainties

The Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Company is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

Discontinued Operations

In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (ASC 205-20), the results of operations to the actual or planned disposition of rental properties are reflected in the consolidated statements of operations and comprehensive income as discontinued operations for all periods presented to the extent material.

3. Real Estate Assets

The Company had the following acquisitions during the year ended December 31, 2013, 2012 and 2011 as described below:

2013 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
April	Traumatic Brain Injury	CA	$779
April	Traumatic Brain Injury	CA	697
April	SNF	TX	2,400
April	Medical Office Building	IN	1,200
May	SNF	OH	14,350
June	SNF	OK	6,200
August	SNF	KY	9,000
September	SNF	TX	3,450
October	ALF	FL	13,000
October	SNF	OH/IN	35,900
November	SNF	OH	41,000
November	SNF	AR	1,162
December	Hospital	IN	9,300
December	SNF/ALF/Long-Term Acute Care	OH	35,600
December	SNF	TX	13,000
December	SNF	IL	7,000
December	SNF	TX	3,350
			197,388
May	Land Parcel in Development	CT	2,400
			$199,788

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2012 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
January	Land Parcel	OH	$275
March	SNF	NV	4,800
March	SNF	OH	2,500
March	SNF/ALF	IA/NE	16,200
April	SNF	TX	72,700
April	ALF	FL	4,936
May	Land Parcel	TX	60
May	ALF	WI	2,500
June	ALF	CT	16,000
July	LTAC	IN	8,400
August	SNF	ID	6,000
September	Traumatic Brain Injury	CA	1,162
September	SNF	KY	9,925
October	SNF	WI	7,600
November	SNF	TX	5,000
November	ALF	FL	14,100
December	Traumatic Brain Injury	CA	975
December	SNF	OH	7,600
December	SNF/ALF	OK	3,500
			184,233
December	Land Parcel in Development	TX	93
			$184,326

2011 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
January	SNF	KS	$3,045
March	SNF	PA	2,200
March	SNF	OH	9,581
March	SNF	FL	10,000
April	SNF/ALF	OH	9,250
April	SNF	KS	1,300
April	SNF	TX	2,093
April	SNF	TX	8,707
May	SNF	KS	2,273
May	SNF	MO	5,470
May	ALF	CT	12,000
August	SNF	PA	6,100
August	ALF	CT	5,500
September	SNF	OH	3,200
November	SNF	OK	3,300
November	SNF	KS	10,800
November	SNF	PA	50,143
November	SNF	PA	6,657
December	SNF/Traumatic Brain Injury	CA/NV	24,845
December	SNF	AR	4,750
			$181,214

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The following table illustrates the effect on total revenues and net income as if we had consummated the acquisitions as of January 1, 2012 (in thousands, unaudited):

	For the Year Ended December 31,
	2013	2012
Total revenues	$156,407	$148,873
Net income	35,708	25,023

For the year ended December 31, 2013, revenues attributable to the acquired assets were approximately $6.6 million and net income attributable to the acquired assets was approximately $3.8 million recognized in the consolidated statements of operations and comprehensive income.

Transaction-related costs are not expected to have a continuing significant impact on our financial results and therefore have been excluded from these pro forma results. Related to the above business combinations, the Company incurred $1.2 million and $1.8 million of transaction costs for the year ended December 31, 2013 and 2012, respectively.

In accordance with ASC 805, the Company allocated the approximate net purchase price paid for these properties acquired as follows:

	2013	2012	2011
	(in thousands)
Land	$23,466	$20,831	$26,264
Buildings and improvements	163,634	148,307	148,914
Furniture, fixtures and equipment	12,688	15,188	7,567
Above market leases	—	—	42
Below market leases	—	—	(2,437)
Lease intangibles	—	—	864
Mortgages and other notes payable assumed	—	(11,460)	—
Borrowings and available cash	$199,788	$172,866	$181,214

For the business combinations in 2013, 2012 and 2011, other than the acquisition in December 2011 for a purchase price of $24.8 million, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to any intangible assets or intangible liabilities, as these amounts are either immaterial or do not exist.

The Company considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Company evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the operator, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

Dispositions

For the year ended December 31, 2013, the Company disposed of six properties, one vacant land parcel and certain other assets for a total sales price of $16.3 million, and the Company recognized a net gain on sale of approximately $1.0 million. The total sales price and net gain are net of transaction costs incurred in relation to the closings at the time of disposition.

For the year ended December 31, 2012, the Company disposed of seven properties and one vacant land parcel for a total sales price of $36.2 million and the Company recognized a net gain on sale of approximately $4.4 million (included in discontinued operations). The total sales price and net gain are net of transaction costs incurred in relation to the closings at the time of disposition.

For the year ended December 31, 2011, the Company disposed of four vacant land parcels for a total sales price of $1.5 million and the Company recognized a net gain on sale of approximately $1.2 million. The total sales price and net gain are net of transaction costs incurred in relation to the closings at the time of disposition.

F-22

The following summarizes the Company’s construction in progress and land held for development at December 31(in thousands):

	2013	2012	2011
Beginning Balance, January 1	$4,576	$28,293	$2,580
Additions	20,467	25,428	25,713
Sold	—	(8,038)	—
Placed in service	(1,751)	(41,107)	—
	$23,292	$4,576	$28,293

During 2013, 2012 and 2011, the Company capitalized expenditures for improvements related to various construction and reinvestment projects. In 2013, the Company placed into service one completed investment project at one property located in California. In 2012, the Company placed into service three additions and two remodels to three properties located in Washington and two development properties located in Connecticut. In accordance with ASC 835 Capitalization of Interest (ASC 835), the Company capitalizes interest based on the average cash balance of construction in progress for the period using the weighted-average interest rate on all outstanding debt, which approximated 6.9% for the year ended December 31, 2013. The balance of capitalized interest within construction in progress at December 31, 2013, 2012 and 2011 was $0.8 million, $0.1 million and $0.7 million, respectively. The amount capitalized during the year ended December 31, 2013, 2012 and 2011, relative to interest incurred was $0.8 million, $1.1 million and $0.4 million, respectively.

4. Secured Loan Receivables

The following summarizes the Company’s secured loan receivables at December 31, 2013 and 2012 (in thousands):

	2013			2012
	Capital Improvement Loans	Secured Operator Loans	Total Loans	Capital Improvement Loans	Secured Operator Loans	Total Loans
Beginning balance	$19,360	$13,279	$32,639	$13,606	$19,425	$33,031
New loans issued	380	13,360	13,740	8,707	13,365	22,072
Reserve for uncollectible secured loans	—	—	—	—	(5,589)	(5,589)
Loan write offs	—	(11)	(11)	—	(942)	(942)
Loan amortization and repayments	(2,076)	(2,606)	(4,682)	(2,953)	(12,980)	(15,933)
	$17,664	$24,022	$41,686	$19,360	$13,279	$32,639

Interest income on secured loans and financing leases for the years ended December 31, 2013, 2012, and 2011 (in thousands):

	2013	2012	2011
Capital improvement loan receivable	$1,754	$1,386	$1,214
Secured operator loan receivables	1,190	1,808	2,558
Direct financing lease	1,456	1,439	1,421
	$4,400	$4,633	$5,193

The Company’s reserve on a loan-by-loan basis for uncollectible secured loan receivables balances at December 31, 2013 and 2012 was approximately $0 and $0.3 million, respectively and any movement in the reserve is reflected in reserve for uncollectible loan and other receivables in the consolidated statements of operations and comprehensive income. The gross balance of secured loan receivables for which a reserve on a loan-by-loan basis for uncollectible secured loan receivables has been applied was approximately $0 and $3.1 million, at December 31, 2013 and 2012, respectively.

During 2013 and 2012, the Company funded loans for both working capital and capital improvement purposes to various operators. All loans held by the Company accrue interest and are recorded as interest income unless the loan is deemed impaired in accordance with Company policy. The payments received from the operator cover both interest accrued as well as amortization of the principal balance due. Any payments received from the operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

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5. Deferred Finance Costs

The following summarizes the Company’s deferred finance costs at December 31, 2013 and 2012 (in thousands):

	2013	2012
Gross amount	$21,881	$20,995
Accumulated amortization	(5,238)	(6,344)
Net	$16,643	$14,651

The estimated annual amortization of the deferred finance costs for each of the five succeeding years is as follows (in thousands):

2014	$3,893
2015	3,893
2016	2,543
2017	2,126
2018	2,126
Thereafter	2,062
Total	$16,643

During the year ended December 31, 2013, the Company wrote-off deferred financing costs of approximately $9.7 million with approximately $4.6 million of accumulated amortization associated with the pay downs of previous credit facilities for a net recognition as loss on extinguishment of debt of approximately $5.1 million.

During the year ended December 31, 2012, the Company wrote-off deferred financing costs of approximately $0.05 million with approximately $0.01 million of accumulated amortization associated with the pay down of a previous credit facility for a net recognition as loss on extinguishment of debt of approximately $0.04 million, including approximately $0.01 million recognized in discontinued operations.

6. Intangible Assets and Liabilities

The following summarizes the Company’s intangible assets and liabilities classified as part of other assets or other liabilities at December 31, 2013 and 2012, respectively (in thousands):

	Assets
	2013			2012
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$6,437	$(3,452)	$2,985	$6,642	$(3,176)	$3,466
In-place lease assets	652	(130)	522	652	(65)	587
Operator relationship	212	(34)	178	212	(17)	195
	$7,301	$(3,616)	$3,685	$7,506	$(3,258)	$4,248

	Liabilities
	2013			2012
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$17,623	$(10,059)	$7,564	$25,695	$(16,281)	$9,414

Amortization expense for in-place lease assets and operator relationship was $0.1 million, $0.1 million, and $0 million for the years ended December 31, 2013, 2012, and 2011 and is included as a component of depreciation and amortization in the consolidated statements of operations and comprehensive income. Amortization expense for the above market leases intangible asset for the years ended December 31, 2013, 2012, and 2011 was approximately $0.5 million, $0.6 million, and $0.6 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income. Accretion for the below market leases intangible liability for the years ended December 31, 2013, 2012, and 2011 was approximately $1.9 million, $2.0 million, and $2.0 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income.

F-24

For the year ended December 31, 2013, the Company wrote-off above market leases intangible assets of approximately $0.2 million with accumulated amortization of approximately $0.2 million, and below market leases intangible liabilities of approximately $8.0 million with accumulated accretion of approximately $8.0 million, for a net recognition of $0 in rental income from intangible amortization. These write-offs were the result of fully amortized assets and fully accreted liabilities.

For the year ended December 31, 2012, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.7 million, and below market leases intangible liabilities of approximately $0.8 million with accumulated accretion of approximately $0.7 million, for a net recognition of approximately $19,000 gain in rental income from intangible amortization, respectively.

For the year ended December 31, 2011, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.3 million, and below market leases intangible liabilities of approximately $1.7 million with accumulated accretion of approximately $1.2 million, for a net recognition of approximately $35,000 loss in rental income from intangible amortization, respectively.

The estimated annual amortization expense of the identified intangibles for each of the five succeeding years and thereafter is as follows:

Year ending December 31,	Assets	Liabilities
2014	$472	$1,066
2015	426	891
2016	392	868
2017	326	726
2018	326	721
Thereafter	1,743	3,292
	$3,685	$7,564

7. Leases

As of December 31, 2013, the Company’s portfolio of investments consisted of 282 healthcare facilities, located in 29 states and operated by 38 third party operators. At December 31, 2013, approximately 50.3% (measured as a percentage of total assets) were leased by five private operators: Saber Health Group (15.1%), Daybreak Healthcare (12.8%), Maplewood (8.5%), EmpRes (7.9%), and SunMar (6.0%). No other operator represents more than 5.4% of our total assets. The five states in which the Company had its highest concentration of total assets were Texas (16.6%), Ohio (15.9%), California (13.0%), Connecticut (7.6%), and Pennsylvania (6.0%), at December 31, 2013.

For the year ended December 31, 2013, the Company’s rental income from operations totaled approximately $136.5 million, of which approximately $21.9 million was from Daybreak Healthcare (16.0%), $20.1 million from Saber Health Group (14.8%), and $12.3 million from EmpRes (9.0%). No other operator generated more than 8.0% of the Company’s rental income from operations for the year ended December 31, 2013.

The Company’s real estate investments are leased under noncancelable triple-net operating leases. Under the provisions of the leases, the Company receives fixed minimum monthly rentals, generally with annual increases, and the operators are responsible for the payment of all operating expenses, including repairs and maintenance, insurance, and real estate taxes of the property throughout the term of the leases.

At December 31, 2013, future minimum annual rentals to be received under the noncancelable lease terms are as follows (in thousands):

2014	$151,552
2015	154,863
2016	155,336
2017	153,792
2018	145,824
Thereafter	587,764
$1,349,131

F-25

8. Debt

The Company’s secured loans, unsecured notes payable and line of credit consisted of the following (in thousands):

	December 31,	December 31,
	2013	2012
HUD loan (interest rate of 5.00% on December 31, 2013 and 2012, respectively), inclusive of a $2.4 million and $2.5 million premium balance at December 31, 2013 and 2012, respectively)	$13,654	$13,882
2019 Notes (interest rate of 7.75% on December 31, 2013 and 2012, respectively), inclusive of $2.8 million and $3.2 million net premium balance, respectively	402,752	403,180
2021 Notes (interest rate of 6.00% on December 31, 2013)	250,000	—
Revolving Credit Facility (interest rate of 2.52% at December 31, 2013)	20,000	—
Term Loan (interest rate of 5.75% on December 31, 2012)	—	192,212
Acquisition Credit Line (interest rate of 5.75% on December 31, 2012)	—	18,925
2016 Revolver (interest rate of 5.25% on December 31, 2012)	—	69,369
Acquisition loans (interest rate of 6.00% on December 31, 2012)	—	7,585
Total	$686,406	$705,153

In conjunction with the IPO on March 26, 2013, the Company under Aviv Financing I repaid the outstanding balance of the Term Loan and the Acquisition Credit Line and under Aviv Financing V repaid the outstanding balance of the 2016 Revolver in the amounts of $191.2 million, $18.9 million, and $94.4 million, respectively. The Company paid $2.2 million in prepayment penalties which is included in loss on extinguishment of debt on the consolidated statements of operations and comprehensive income for the year ended December 31, 2013.

2019 Notes

On February 4, 2011, April 5, 2011, and March 28, 2012 Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million, $100 million and $100 million of 7 3/4% Senior Notes due in 2019 (the 2019 Notes), respectively. The REIT is a guarantor of the Issuers’ 2019 Notes. The 2019 Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019, and bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. A premium of approximately $2.75 million and $1.0 million was associated with the offering of the $100 million of 2019 Notes on April 5, 2011 and the $100 million of 2019 Notes on March 28, 2012, respectively. The premium will be amortized as an adjustment to the yield on the 2019 Notes over their term. The Company used the proceeds, amongst other things, to pay down approximately $87.7 million of the Acquisition Credit Line, $5.5 million of the 2016 Revolver and $6.1 million of other indebtedness during 2012.

2021 Notes

On October 16, 2013, the Issuers issued $250 million of 6% Senior Notes due in 2021 (2021 Notes). The REIT is a guarantor of the Issuers’ 2021 Notes. The 2021 Notes are unsecured senior obligations of the Issuers and will mature on October 16, 2021, and bear interest at a rate of 6.00% per annum, payable semiannually to holders of record at the close of business on the April 1 or the October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing April 15, 2014. The Company used the net proceeds, amongst other things, to pay down approximately $135.0 million of the outstanding indebtedness under the Revolving Credit Facility during 2013.

Revolving Credit Facility

On March 26, 2013, the Company, under Aviv Financing IV, entered into a $300 million secured revolving credit facility and $100 million term loan with Bank of America (collectively, the Revolving Credit Facility). On April 16, 2013, the Company converted the entire $100 million term loan into a secured revolving credit facility, thereby terminating the term loan and any availability thereunder and increasing the amount available under the secured revolving credit facility from $300 million to $400 million. On each payment date, the Company pays interest only in arrears on any outstanding principal balance. The interest rate is based on LIBOR plus a margin of 235 basis points to 300 basis points depending on the Company’s leverage ratio. The interest rate at December 31, 2013 was 2.52%. Additionally, an unused fee equal to 50 basis points per annum of the daily unused balance on the Revolving Credit Facility is payable quarterly in arrears. The initial term expires in March 2016 with a one year extension option, subject to certain conditions.

F-26

Other Loans

On November 1, 2010, a subsidiary of Aviv Financing III entered into two acquisition loan agreements on the same terms that provided for borrowings of $7.8 million. Principal and interest payments are due monthly beginning on December 1, 2010 through the maturity date of December 1, 2015. Interest is a fixed rate of 6.00%. These loans are collateralized by a skilled nursing facility controlled by Aviv Financing III. These acquisition loans were paid off in full on May 15, 2013.

On June 15, 2012, a subsidiary of Aviv Financing III assumed a HUD loan with a balance of approximately $11.5 million. Interest is at a fixed rate of 5.00%. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. The Company is obligated to pay the remaining principal and interest payments of the loan. A premium of $2.5 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term.

Future annual maturities of all debt obligations for five fiscal years subsequent to December 31, 2013 and thereafter, are as follows (in thousands):

2014	$157
2015	165
2016	20,174
2017	183
2018	192
Thereafter	660,367
681,238
Debt premiums	5,168
$686,406

9. Related Party Receivables and Payables

Related party receivables and payables represent amounts due from/to various affiliates of the Company. An officer of the Company funded approximately $2.0 million at December 31, 2012 in connection with the distribution settlement (see Footnote 11). The amount is recognized as part of other liabilities as of December 31, 2012, and was subsequently distributed. There are no other related party receivables or payables as of December 31, 2013 and 2012.

10. Derivatives

During the periods presented, the Company was party to two interest rate swaps, with identical terms of $100.0 million each, which were purchased to fix the variable interest rate on the denoted notional amount under the Term Loan. On March 26, 2013, in connection with the pay down of the Term Loan, the Company settled all interest rate swaps at a fair value of $3.6 million and such amount previously recorded in accumulated other comprehensive income (loss) was recorded within loss on extinguishment of debt in the consolidated statements of operations and comprehensive income. The interest rate swaps qualified for hedge accounting and as such the amounts previously recorded in accumulated other comprehensive income in the consolidated statement of changes in equity were reversed. For presentational purposes they are shown as one derivative due to the identical nature of their economic terms (in thousands).

Total notional amount	$ 200,000
Fixed rates	6.49% (1.99% effective swap base rate plus 4.5% spread per credit agreement)
Floor rate	1.25%
Effective date	November 9, 2010
Termination date	September 17, 2015
Liability balance at December 31, 2012 (included in other liabilities)	$ (3,773)

The derivative positions were valued using models developed by the respective counterparty that used as their basis readily observable market parameters (such as forward yield curves) and were classified within Level 2 of the valuation hierarchy. The Company considered its own credit risk as well as the credit risk of its counterparties when evaluating the fair value of its derivatives. As of December 31, 2013, there are no derivative instruments outstanding.

F-27

11. Commitments and Contingencies

The Company had a contractual arrangement with an operator to reimburse quality assurance fees levied by the California Department of Health Care Services from August 1, 2005 through July 31, 2008. The Company was obligated to reimburse the fees to the operator if and when the state withheld these fees from the operator’s Medi-Cal reimbursements associated with five facilities that were formerly leased to Trinity Health Systems. The total possible obligation for these fees was $1.4 million, which the Company has paid. Judicial proceedings initiated by the Company seeking declaratory relief for these fees were settled on July 24, 2012 which provided for recovery of such amounts from the State of California. The approximate settlement of $756,000 is recognized in interest and other income for the year ended December 31, 2012.

During 2011, the Company entered into a contractual arrangement with an operator in one of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former operator in such facility, Brighten Health Care Group. The Company is obligated to reimburse the fees to the operator if and when the operator incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $2.3 million, of which approximately $1.9 million has been paid to date. The remaining $0.4 million was accrued as a component of other liabilities in the consolidated balance sheets.

In late 2011, after a dispute with certain of its limited partners, the Partnership filed a declaratory judgment motion in the Delaware Chancery Court seeking confirmation that an adjustment to the distributions of cash flows of the Partnership was made in accordance with the partnership agreement following the investment in the Partnership by the Company and related financing transactions. The dispute relates to the relative distributions among classes of limited partners that existed prior to the investment by the Company. In November 2012, certain limited partners (including Ari Ryan, one of our former directors, and other members of the estate of Zev Karkomi, one of our co-founders) filed suit in the Circuit Court of Cook County, Illinois against the REIT, the Partnership and Mr. Bernfield alleging that the adjustment described above was improper and adding certain fiduciary duty claims against the Company and Mr. Bernfield in connection with the adjustment and certain equity incentive programs implemented in connection with the investment in the Partnership by the REIT, the terms of which were approved by several of the plaintiffs in the Illinois action. In January 2013, the Company reached a settlement with the defendant in the Delaware action and the plaintiffs in the Illinois action. The settlement releases the REIT, the Partnership and Mr. Bernfield in exchange for a partial reallocation of relative distributions among classes of limited partners, which reallocation was funded by the limited partners that previously received such distributions or offset against distributions otherwise due. No additional amounts are payable by the REIT, the Partnership or Mr. Bernfield and, accordingly, the settlement is not expected to have a material impact on the REIT or the Partnership.

The Company has purchase options with one of its tenants that are not exercisable by the tenant until January 1, 2017 for five properties and January 1, 2019 for two properties. If the 2017 pool is not exercised, the tenant loses the right to exercise the 2019 option. The purchase options call for the purchase price, as defined, to be determined at a future date. In addition, the Company has purchase options with four tenants on five properties that are exercisable by the applicable tenant at various times during the terms of the respective leases. Two of such options are exercisable at a predetermined purchase price and the remaining three call for a purchase price to be determined at a future date.

The Company is involved in various unresolved legal actions and proceedings, which arise in the normal course of our business. Although the outcome of a particular proceeding can never be predicted, we do not believe that the result of any of these other matters will have a material adverse effect on our business, operating results, liquidity or financial position.

12. Noncontrolling Interests – Operating Partnership / Partnership Units

Noncontrolling interests – operating partnership, as presented on AVIV’s consolidated balance sheets, represent the OP units held by individuals and entities other than AVIV. Accordingly, the following discussion related to noncontrolling interests – operating partnership of the REIT refers equally to partnership units of the Partnership.

Holders of OP units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of AVIV’s common stock, if and when AVIV’s Board of Directors declares such a dividend. Holders of OP units have the right to tender their units for redemption, in an amount equal to the fair market value of AVIV’s common stock. AVIV may elect to redeem tendered OP units for cash or for shares of AVIV’s common stock. During the year ended December 31, 2013, OP unitholders redeemed a total of 322,137 OP units in exchange for an equal number of shares of common stock of AVIV.

F-28

13. Stockholders’ Equity of the REIT and Partners’ Capital of the Partnership

Distributions accrued in accordance with declaration to the Partnership’s partners are summarized as follows for the years ended December 31 (in thousands):

	Class A	Class B	Class C	Class D	Class F	OP Units	REIT Shares
2013	$2,797	$97	$146	$—	$554	$13,064	$60,276
2012	$9,002	$1,879	$2,541	$—	$2,215	$—	$27,955
2011	$6,734	$2,894	$7,041	$—	$2,215	$—	$23,163

In connection with the IPO, Class A through F Units were converted into OP units and are no longer outstanding as of December 31, 2013. The weighted-average Units outstanding are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class F	OP Units	REIT Shares
2013	3,136,203	1,053,335	—	1,875	625,251	9,091,974	33,700,834
2012	13,467,223	4,523,145	2	8,050	2,684,900	—	20,006,538
2011	13,467,223	4,523,145	2	8,050	2,684,900	—	14,487,565

In connection with the IPO each class of limited partnership units of the Partnership were converted into an aggregate of 21,653,813 OP units held by the REIT and 11,938,420 OP units held by limited partners of the Partnership. As a result, the Partnership has a single class of OP units as of March 26, 2013. As noted above, the OP units held by limited partners of the Partnership are redeemable for cash or, at the REIT’s election, unregistered shares of the REIT’s common stock on a one-for-one basis.

During the years ended December 31, 2013, 2012 and 2011:

•	AVIV issued an aggregate of 70,500, 0, and 0 shares of common stock in connection with the Company’s annual grant of unrestricted and restricted stock to its Board of Directors;

•	AVIV reserved for issuance an aggregate of 226,585, 0, and 0 shares of common stock in connection with the Company’s annual grant of restricted stock to employees, the hiring of new employees and grants and retainers for its Board of Directors. During the year ended December 31, 2013, 17,470 shares reserved for restricted stock were forfeited;

•	AVIV also issued 15,180,000 shares in connection with the IPO on March 26, 2013 that resulted in proceeds to the Company, net of underwriting discounts, commissions, advisory fees and other offering costs of $282.3 million; and

•	OP unitholders redeemed a total of 322,137, 0, and 0 OP units in exchange for an equal number of shares of AVIV’s common stock.

For the year ended December 31, 2013, AVIV declared and paid the following cash dividends totaling $1.40 per share on its common stock, of which the Partnership paid equivalent distributions on OP units:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (unaudited)	Nontaxable Return of Capital Distributions (unaudited)
3/25/2013	3/29/2013	$0.30	$0.024	$0.276
6/3/2013	6/17/2013	0.38	0.065	0.319
8/30/2013	9/16/2013	0.36	0.061	0.299
1/3/2014	1/17/2014	0.36	0.000	0.000
		$1.40	$0.150	$0.894

F-29

Of the $0.36 dividend paid in January 2014, $0.36 will be included in 2014 taxable common dividends.

14. Equity Compensation Plan

Prior to September 2010, the Partnership had established an officer incentive program linked to its future value. Awards vest annually over a five-year period assuming continuing employment by the recipient. The awards settled on December 31, 2012 in Class C Units or, at the Company’s discretion, cash. For accounting purposes, expense recognition under the program commenced in 2008, and the related expense for the years ended December 31, 2013, 2012 and 2011 was $0, $0.4 million, and $0.4 million, respectively.

Class D units were periodically granted to employees of Aviv Asset Management (AAM), a subsidiary of the Operating Partnership. Part of the Class D Units are defined as performance-based awards under ASC 718 and require employment of the recipient on the date of sale, disposition, or refinancing (Liquidity Event). If the employee is no longer employed on such date, the award is forfeited. The remainder of the Class D Units were time-based awards under ASC 718 and such fair value determined on the grant date was recognized over the vesting period. During 2013, 2012, and 2011 0, 0 and 3,220 of the time-based Class D Units vested, respectively resulting in the recognition of approximately $0, $0, and $0.4 million, respectively, in expense. On March 26, 2013, the performance component Class D Units were converted to OP units in connection with the IPO, and $0.9 million of expense was recognized.

Restricted Stock Grants

On March 26, 2013 the Company adopted the Aviv REIT, Inc. 2013 Long-Term Incentive Plan (the LTIP). The purpose of the LTIP is to attract and retain qualified persons upon who, in large measure, the Company’s sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to align the participants’ interests with those of other stockholders by providing them with a proprietary interest in the Company’s growth and performance. The Company’s executive officers, employees, consultants and non-employee directors are eligible to participate in the LTIP. Under the plan, 2,000,000 shares of the Company’s common stock are available for issuance. The shares can be issued as restricted stock awards (RSAs) or as restricted stock units (RSUs).

During 2013, the Company issued 70,500 RSAs, of which 23,250 shares were issued, vested, and are unrestricted and 47,250 shares were issued and are subject to a vesting period. Additionally, the Company issued 226,585 RSUs, of which 17,470 were subsequently forfeited prior to the year ended December 31, 2013. Some of these RSUs are subject to time vesting and some are subject to performance vesting. The time-based equity RSUs generally vest over a period of two to three years, subject to the employee’s continued employment with the Company. The performance-based RSUs vest on the basis of Total Shareholder Return TSR on the Company’s stock compared to the TSR of its peer companies, as defined. The first installment of the performance based RSUs are based on the companies comprising the NAREIT Equity Index and the companies comprising the Bloomberg Healthcare REIT Index for the performance period beginning on the date of the IPO and ending December 31, 2014. The second installment is based on the companies comprising the NAREIT Equity Index and the companies comprising the Bloomberg Healthcare REIT Index for the performance period beginning on the date of the IPO and ending December 31, 2015. If the service and performance conditions are met, approximately half of the RSUs will vest on December 31, 2014 and the remaining will vest on December 31, 2015. The RSUs carry dividend equivalent rights and are subject to the same vesting terms as the underlying RSUs.

For the year ended December 31, 2013, the Company recognized total non-cash stock-based compensation expense related to the LTIP of $1.9 million.

Restricted stock awards vest over specified periods of time as long as the employee remains with the Company. The following table sets forth the number of unvested shares of restricted stock and the weighted average fair value of these shares at the date of grant:

	Shares of Restricted Stock	Weighted Average Fair Value of Date of Grant
Unvested balance at January 1, 2013	$—	$—
Granted	273,835	$30.47
Vested	—	$—
Forfeited	(17,470)	$39.14
Unvested balance at December 31, 2013	$256,365	$29.93

F-30

As of December 31, 2013, total unearned compensation on restricted stock was $6.2 million, and the weighted average vesting period was 1.94 years.

Option Awards

On September 17, 2010, the Company adopted the 2010 Management Incentive Plan (the MIP), which provides for the grant of option awards. Two thirds of the options granted under the MIP were performance based awards whose criteria for vesting is tied to a future liquidity event (as defined) and also contingent upon meeting certain return thresholds (as defined). The grant date fair value associated with all performance-based award options of the Company aggregated to approximately $7.4 million at the time of the IPO. One third of the options granted under the MIP were time based awards and the service period for these options is four years with shares vesting at a rate of 25% ratably from the grant date.

In connection with the IPO, all options outstanding under the MIP, representing options to purchase 5,870,138 shares with a weighted average exercise price of $17.47 per share, became fully-vested. In addition, recipients were entitled to receive dividend equivalents on their options awarded under the MIP. Dividend equivalents were paid on time-based options on (i) the date of vesting, with respect to any portion of a time-based option that was unvested on the date the dividend equivalent was accrued, and (ii) the last day of the calendar quarter in which such dividends were paid to stockholders, with respect to any portion of a time-based option vested as of the date the dividend equivalent was accrued. Dividend equivalents accrued and unpaid prior to the consummation of the IPO in the approximate amount of $14.8 million were paid in shares of common stock, net of applicable withholding of approximately $6.8 million, in an amount based on the IPO price of common stock. No dividend equivalents will be paid for any MIP options with respect to periods after the date of the IPO by the Company.

In connection with the IPO, the holders of option awards under the MIP received a new class of units of LG Aviv L.P., the legal entity through which Lindsay Goldberg holds its interest in the REIT, equal to the number of options held by such persons immediately prior to the consummation of the IPO. Under the limited partnership agreement of LG Aviv L.P., the units are entitled to receive an aggregate distribution amount equal to 14.9% of the dividend distributions declared and received by LG Aviv L.P. after the consummation of the IPO in respect of its shares of common stock. The distribution amount will be paid by LG Aviv L.P. ratably to each holder of such units on the distribution date in the proportion that the total number of units held by such holder bears to the total outstanding units of the same class. Any unit payments will be paid, if at all, on the earlier of (i) the last day of the calendar quarter in which dividends were paid to the Company stockholders and (ii) three business days following the holder’s termination of employment with the Company. For the year ended December 31, 2013, $2.4 million was paid by LG Aviv L.P. to the holders of such units.

The following table represents the time and performance-based option awards activity for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011
Outstanding at January 1	1,956,805	1,417,228	1,320,041
Granted	—	701,550	97,187
Awards vested at IPO	3,913,333	—	—
Cancelled/Forfeited	—	(161,973)	—
Outstanding at December 31	5,870,138	1,956,805	1,417,228
Options exercisable at end of period	—	—	—
Weighted average fair value of options granted	$2.20	$2.20	$1.87

The following table represents the time and performance based option awards outstanding cumulatively life-to-date for the years ended December 31, 2013, 2012, and 2011 as well as other MIP data:

	2013	2012	2011
Range of exercise prices	$ 16.56 - $18.87	$ 16.56 - $18.87	$ 16.56 - $18.87
Outstanding	5,870,138	1,956,805	1,417,228
Remaining contractual life (years)	7.06	8.06	8.78
Weighted average exercise price	$17.47	$17.42	$16.75

F-31

The Company has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. In connection with the IPO, all options outstanding under the MIP became fully-vested and the plan was retired. There were no options awarded in 2013. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2012 and 2011.

	2012 Grants	2011 Grants
Weighted average dividend yield	7.54%	8.13%
Weighted average risk-free interest rate	1.31%	2.02%
Weighted average expected life	7 years	7 years
Weighted average estimated volatility	38.24%	38.10%
Weighted average exercise price	$18.78	$18.80
Weighted average fair value of options granted (per option)	$2.88	$2.78

The Company recorded non-cash compensation expenses of approximately $9.0 million, $1.3 million and $1.1 million for the years ended December 31, 2013, 2012 and 2011, related to the time and performance based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income, respectively.

At December 31, 2013, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $0.

Dividend equivalent rights associated with the Plan that became payable upon vesting amounted to $15.4 million, $2.3 million, and $2.2 million for the years ended December 31, 2013, 2012, and 2011, respectively.

F-32

15. Earnings Per Common Share of the REIT

The following table shows the amounts used in computing the basic and diluted earnings per common share (in thousands except for share and per share amounts).

	For the Year Ended December 31,
	2013	2012	2011
Numerator for earnings per share—basic:
Income from continuing operations	$23,071	$4,007	$11,547
Income from continuing operations allocable to noncontrolling interests	(6,010)	(1,611)	(5,213)
Income from continuing operations allocable to common stockholders, net of noncontrolling interests	17,061	2,396	6,334
Discontinued operations, net of noncontrolling interests	—	2,742	(128)
Numerator for earnings per share—basic	$17,061	$5,138	$6,206
Numerator for earnings per share—diluted:
Numerator for earnings per share—basic	$17,061	$2,396	$6,334
Income from continuing operations allocable to noncontrolling interests—OP Units	4,610	—	—
Subtotal	21,671	2,396	6,334
Discontinued operations, net of noncontrolling interests	—	2,742	(128)
Numerator for earnings per share—diluted	$21,671	$5,138	$6,206
Denominator for earnings per share—basic and diluted:
Denominator for earnings per share—basic	33,700,834	20,006,538	14,487,565
Effect of dilutive securities:
Noncontrolling interests—OP Units	9,091,974	—	—
Stock options	1,518,838	129,151	145,789
Restricted stock units	12,568	—	—
Denominator for earnings per share—diluted	44,324,214	20,135,689	14,633,354
Basic earnings per share
Income from continuing operations allocable to common stockholders	$0.51	$0.12	$0.44
Discontinued operations, net of noncontrolling interests	—	0.14	(0.01)
Net income allocable to common stockholders	$0.51	$0.26	$0.43
Diluted earnings per share
Income from continuing operations allocable to common stockholders	$0.49	$0.12	$0.43
Discontinued operations, net of noncontrolling interests	—	0.14	(0.01)
Net income allocable to common stockholders	$0.49	$0.26	$0.42

F-33

16. Earnings Per Unit of the Partnership

The following table shows the amounts used in computing the basic and diluted earnings per unit (in thousands except for unit and per unit amounts).

	For the Year Ended December 31,
	2013	2012	2011
Numerator for earnings per unit—basic:
Income from continuing operations	$23,071	$4,007	$11,547
Income from continuing operations allocable to limited partners	(1,400)	(1,611)	(5,213)
Income from continuing operations allocable to units	21,671	2,396	6,334
Discontinued operations	—	2,742	(128)
Numerator for earnings per unit—basic:	$21,671	$5,138	$6,206
Numerator for earnings per unit—diluted:
Income from continuing operations allocable to units	$21,671	$2,396	$6,334
Discontinued operations	—	2,742	(128)
Numerator for earnings per unit—diluted	$21,671	$5,138	$6,206
Denominator for earnings per unit—basic and diluted:
Denominator for basic earnings per unit—basic	42,792,808	20,006,538	14,487,565
Effective dilutive securities:
Stock options	1,518,838	129,151	145,789
Restricted stock units	12,568	—	—
Denominator for earnings per unit—diluted	44,324,214	20,135,689	14,633,354
Basic earnings per unit:
Income from continuing operations allocable to units	$0.51	$0.12	$0.44
Discontinued operations	—	0.14	(0.01)
Net income allocable to units	$0.51	$0.26	$0.43
Diluted earnings per unit:
Income from continuing operations allocable to units	$0.49	$0.12	$0.43
Discontinued operations	—	0.14	(0.01)
Net income allocable to units	$0.49	$0.26	$0.42

F-34

17. Discontinued Operations

ASC 205-20 requires that the operations and associated gains and/or losses from the sale or planned disposition of components of an entity, as defined, be reclassified and presented as discontinued operations in the Company’s consolidated financial statements for all periods presented. In April 2012, the Company sold three properties in Arkansas and one property in Massachusetts to unrelated third parties. All other sales were immaterial to the consolidated financial statements. Below is a summary of the components of the discontinued operations for the respective periods:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Total revenues	$—	$270	$1,261
Expenses:
Interest expense incurred	—	(27)	—
Amortization of deferred financing costs	—	(2)	(8)
Depreciation and amortization	—	(34)	(575)
Gain on sale of assets, net	—	4,425	—
Loss on extinguishment of debt	—	(13)	—
Other expenses	—	(33)	(912)
Total gains (expenses)	—	4,316	(1,495)
Discontinued operations	—	4,586	(234)
Discontinued operations allocation to noncontrolling interests	—	1,844	(106)
Discontinued operations allocation to controlling interests	$—	$2,742	$(128)

F-35

18. Quarterly Results of Operations (Unaudited)

The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2013 and 2012 (in thousands) including the effects of discontinued operations. The sum of individual quarterly amounts may not agree to the annual amounts included in the consolidated statements of income due to rounding.

	Year Ended December 31, 2013
	1 st Quarter(1)	2 nd Quarter	3 rd Quarter(2)	4 th Quarter
Total revenues	$34,700	$35,033	$32,873	$38,461
Net income	$(11,440)	$13,405	$10,067	$11,039
Net income allocable to stockholders	$(7,477)	$10,147	$7,621	$6,770
Earnings per common share allocable to stockholders
Basic	$(0.33)	$0.27	$0.20	$0.22
Diluted	$(0.33)	$0.26	$0.20	$0.22

	Year Ended December 31, 2012
	1 st Quarter(3)	2 nd Quarter(4)	3 rd Quarter(5)	4 th Quarter(6)
Total revenues	$29,268	$32,813	$32,273	$32,618
Income (loss) from continuing operations	$5,847	$(804)	$1,767	$(2,803)
Net income	$6,016	$3,613	$1,767	$(2,803)
Net income allocable to stockholders	$3,560	$2,255	$1,130	$(1,807)
Earnings per common share allocable to stockholders
Basic	$0.18	$0.11	$0.05	$(0.08)
Diluted	$0.18	$0.11	$0.05	$(0.08)

(1)	The results include $11.0 million loss on extinguishment of debt and $9.9 million of non-cash stock-based compensation as a result of the IPO in the first quarter.
(2)	The results include $2.9 million of straight-line rent receivable write-offs due to early termination of leases and replacement of operators in the third quarter.
(3)	The results include $0.7 million of impairment in the first quarter.
(4)	The results include $3.7 million of impairment in the second quarter.
(5)	The results include $1.8 million of impairment and $2.8 million of reserve for uncollectible loan receivables in the third quarter.
(6)	The results include $5.0 million of impairment and $0.2 million of reserve for uncollectible loan receivables in the fourth quarter.

19. Subsequent Events

On January 1, 2014, the Company acquired three properties in Minnesota for a purchase price of $40.0 million from an unrelated third party. The Company used available cash to fund this acquisition.

On January 31, 2014, the Company acquired a property in Texas for a purchase price of $15.9 million from an unrelated third party. The Company used available cash to fund this acquisition.

The following table illustrates the effect on total revenues and net income as if the Company had consummated the above acquisition, as well as those noted in Footnote 3, as of January 1, 2012 (in thousands, unaudited):

	For the Year Ended December 31,
	2013	2012
Total revenues	$161,699	$154,165
Net income	39,580	28,895

The Company’s $1,000,000,000 universal shelf registration statement was declared effective by the SEC on January 28, 2014. The registration includes shares that may become issuable as a result of redemptions of 5,450,576 of the 11,616,283 OP units outstanding as of December 31, 2013.

F-36

20. Condensed Consolidating Information

AVIV and certain of the Partnership’s direct and indirect wholly owned subsidiaries (the Unencumbered Subsidiary Guarantors and Encumbered Subsidiary Guarantors) fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to our 2019 Notes and 2021 Notes issued in February 2011, April 2011, March 2012 and October 2013. The 2019 Notes and 2021 Notes were issued by Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation. Separate financial statements of the guarantors are not provided as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by and the operations of the respective guarantor and non-guarantor subsidiaries. Other wholly owned subsidiaries (Non-Guarantor Subsidiaries) that were not included among the Unencumbered Subsidiary Guarantors or Encumbered Subsidiary Guarantors were not obligated with respect to the 2019 Notes and 2021 Notes. The Non-Guarantor Subsidiaries are subject to mortgages. The following summarizes the Partnership’s condensed consolidating information as of December 31, 2013, and 2012 and for the years ended December 31, 2013, 2012, and 2011.

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2013

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Assets
Net rental properties	$55	$712,443	$192,489	$258,501	$—	$1,163,488
Cash and cash equivalents	50,709	(600)	(69)	724	—	50,764
Deferred financing costs, net	12,681	—	3,948	14	—	16,643
Other	25,260	50,520	19,353	4,405	—	99,538
Investment in and due from related parties, net	1,168,729	—	—	—	(1,168,729)	—
Total assets	$1,257,434	$762,363	$215,721	$263,644	$(1,168,729)	$1,330,433
Liabilities and equity
Secured loan	$—	$—	$—	$13,654	$—	$13,654
Unsecured notes payable	652,752	—	—	—	—	652,752
Line of credit	—	—	20,000	—	—	20,000
Accrued Interest Payable	14,750	—	487	47	—	15,284
Dividends	17,694	—	—	—	—	17,694
Accounts payable and accrued expenses	2,082	3,056	3,547	1,870	—	10,555
Tenant security and escrow deposits	765	13,115	3,625	4,081	—	21,586
Other liabilities	946	7,520	1,132	865	—	10,463
Total liabilities	688,989	23,691	28,791	20,517	—	761,988
Total equity	568,445	738,672	186,930	243,127	(1,168,729)	568,445
Total liabilities and equity	$1,257,434	$762,363	$215,721	$263,644	$(1,168,729)	$1,330,433

F-37

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2012

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Assets
Net rental properties	$54	$731,036	$197,221	$55,150	$—	$983,461
Cash and cash equivalents	16,869	(1,746)	(68)	479	—	15,534
Deferred financing costs, net	8,965	—	5,673	13	—	14,651
Other	15,738	50,373	14,121	3,309	—	83,541
Investment in and due from related parties, net	711,028	—	—	—	(711,028)	—
Total assets	$752,654	$779,663	$216,947	$58,951	$(711,028)	$1,097,187
Liabilities and equity
Secured loan	$—	$—	$192,212	$21,467	$—	$213,679
Unsecured notes payable	403,180	—	—	—	—	403,180
Line of credit	—	—	88,294	—	—	88,294
Accrued Interest Payable	11,625	—	1,593	47	—	13,265
Dividends	13,687	—	—	—	—	13,687
Accounts payable and accrued expenses	2,077	6,153	2,396	317	—	10,943
Tenant security and escrow deposits	50	14,203	3,560	465	—	18,278
Other liabilities	1,534	9,090	4,735	—	—	15,359
Total liabilities	432,153	29,446	292,790	22,296	—	776,685
Total equity	320,501	750,217	(75,843)	36,655	(711,028)	320,502
Total liabilities and equity	$752,654	$779,663	$216,947	$58,951	$(711,028)	$1,097,187

F-38

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2013

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$96,532	$29,234	$10,747	$—	$136,513
Interest on secured loans and financing lease	1,104	3,008	288	—	—	4,400
Interest and other income	5	116	33	—	—	154
Total revenues	1,109	99,656	29,555	10,747	—	141,067
Expenses
Interest Expense	33,390	—	6,617	778	—	40,785
Amortization of deferred financing costs	1,592	—	1,867	—	—	3,459
Depreciation and amortization	6	24,629	5,840	2,751	—	33,226
General and administrative	15,662	172	10,937	115	—	26,886
Transaction costs	832	458	516	1,308	—	3,114
Loss on impairment	—	500	—	—	—	500
Reserve for uncollectible secured loan receivables and other receivables	(10)	(11)	89	—	—	68
Gain on sale of assets, net	—	(1,016)	—	—	—	(1,016)
Loss on extinguishment of debt	—	—	10,974	—	—	10,974
Total expenses	51,472	24,732	36,840	4,952	—	117,996
Net (loss) income	(50,363)	74,924	(7,285)	5,795	—	23,071
Equity in income (loss) of subsidiaries	73,434	—	—	—	(73,434)	—
Net income (loss) allocable to units	$23,071	$74,924	$(7,285)	$5,795	$(73,434)	$23,071

F-39

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2012

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$89,971	$28,295	$2,944	$—	$121,210
Interest on secured loans and financing lease	1,490	2,802	341	—	—	4,633
Interest and other income	4	963	162	—	—	1,129
Total revenues	1,494	93,736	28,798	2,944	—	126,972
Expenses
Interest Expense	28,734	—	17,981	725	—	47,440
Amortization of deferred financing costs	1,375	—	2,168	—	—	3,543
Depreciation and amortization	—	20,554	5,600	738	—	26,892
General and administrative	6,434	361	9,111	49	—	15,955
Transaction costs	4,171	1,665	1,040	383	—	7,259
Loss on impairment	—	11,117	—	—	—	11,117
Reserve for uncollectible secured loan receivables and other receivables	6,532	3,643	156	—	—	10,331
Loss on extinguishment of debt	—	—	28	—	—	28
Other expenses	—	—	400	—	—	400
Total expenses	47,246	37,340	36,484	1,895	—	122,965
(Loss) income from continuing operations	(45,752)	56,396	(7,686)	1,049	—	4,007
Discontinued operations	—	332	—	4,254	—	4,586
Net (loss) income	(45,752)	56,728	(7,686)	5,303	—	8,593
Equity in income (loss) of subsidiaries	54,345	—	—	—	(54,345)	—
Net income (loss) allocable to units	$8,593	$56,728	$(7,686)	$5,303	$(54,345)	$8,593
Unrealized loss on derivative instruments	—	—	(476)	—	—	(476)
Total comprehensive income allocable to units	$8,593	$56,728	$(8,162)	$5,303	$(54,345)	$8,117

F-40

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2011

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$70,128	$19,578	$1,385	$—	$91,091
Interest on secured loans and financing lease	2,234	2,652	307	—	—	5,193
Interest and other income	18	818	8	—	—	844
Total revenues	2,252	73,598	19,893	1,385	—	97,128
Expenses
Interest Expense	19,543	—	16,003	464	—	36,010
Amortization of deferred financing costs	916	—	1,741	—	—	2,657
Depreciation and amortization	—	16,111	3,833	328	—	20,272
General and administrative	4,117	192	7,109	4	—	11,422
Transaction costs	1,399	2,968	1,126	—	—	5,493
Loss on impairment	—	5,233	—	—	—	5,233
Reserve for uncollectible secured loan receivables and other receivables	1,505	86	—	—	—	1,591
Gain on sale of assets, net	—	(1,171)	—	—	—	(1,171)
Loss on extinguishment of debt	—	—	3,807	—	—	3,807
Other expenses	—	—	267	—	—	267
Total expenses	27,480	23,419	33,886	796	—	85,581
(Loss) income from continuing operations	(25,228)	50,179	(13,993)	589	—	11,547
Discontinued operations	—	(84)	—	(150)	—	(234)
Net (loss) income	(25,228)	50,095	(13,993)	439	—	11,313
Equity in income (loss) of subsidiaries	36,541	—	—	—	(36,541)	—
Net income (loss) allocable to units	$11,313	$50,095	$(13,993)	$439	$(36,541)	$11,313
Unrealized loss on derivative instruments	—	—	(7,392)	—	—	(7,392)
Total comprehensive income allocable to units	$11,313	$50,095	$(21,385)	$439	$(36,541)	$3,921

F-41

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2013

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(59,358)	$8,938	$(92,735)	$212,850	$—	$69,695
Investing activities
Purchase of real estate investments	—	—	—	(197,389)	—	(197,389)
Sale of real estate investments	—	15,549	—	—	—	15,549
Capital improvements	(8)	(10,104)	(1,086)	(805)	—	(12,003)
Development Projects	—	(12,290)	(51)	(6,397)	—	(18,738)
Secured loan receivables received from others	2,446	1,235	354	52	—	4,087
Secured loan receivables funded to others	(7,739)	(2,182)	(156)	(330)	—	(10,407)
Net used in investing activities	(5,301)	(7,792)	(939)	(204,869)	—	(218,901)
Financing activities
Borrowings of debt	250,000	—	220,000	—	—	470,000
Repayment of debt	—	—	(480,506)	(7,735)	—	(488,241)
Payment of financing costs	(5,145)	—	(5,302)	(1)	—	(10,448)
Capital contributions	575	—	—	—	—	575
Initial Public Offering	303,600	—	—	—	—	303,600
Cost of raising capital	(385,310)	—	359,481	—	—	(25,829)
Cash distributions to partners	(65,221)	—	—	—	—	(65,221)
Net cash provided by (used in) financing activities	98,499	—	93,673	(7,736)	—	184,436
Net (decrease) increase in cash and cash equivalents	33,840	1,146	(1)	245	—	35,230
Cash and cash equivalents:
Beginning of period	16,869	(1,746)	(68)	479	—	15,534
End of period	$50,709	$(600)	$(69)	$724	$—	$50,764

F-42

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2012

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(152,298)	$157,728	$16,305	$22,056	$—	$43,791
Investing activities
Purchase of real estate investments	—	(135,796)	(4,800)	(32,177)	—	(172,773)
Sale of real estate investments	—	14,775	—	17,158	—	31,933
Capital improvements	(54)	(8,095)	(5,342)	(67)	—	(13,558)
Development Projects	—	(25,473)	(334)	(2,260)	—	(28,067)
Secured loan receivables received from others	12,754	1,426	452	—	—	14,632
Secured loan receivables funded to others	(13,065)	(3,436)	(356)	—	—	(16,857)
Net cash used in investing activities	(365)	(156,599)	(10,380)	(17,346)	—	(184,690)
Financing activities
Borrowings of debt	101,000	—	164,224	2,537	—	267,761
Repayment of debt	—	—	(167,878)	(6,249)	—	(174,127)
Payment of financing costs	(2,562)	—	(2,581)	—	—	(5,143)
Payment of swap termination	—	—	—	—	—	—
Capital contributions	109,000	—	—	—	—	109,000
Deferred contributions	(35,000)	—	—	—	—	(35,000)
Cash distributions to partners	(45,262)	—	—	—	—	(45,262)
Net cash provided by (used in) financing activities	127,176	—	(6,235)	(3,712)	—	117,229
Net decrease in cash and cash equivalents	(25,487)	1,129	(310)	998	—	(23,670)
Cash and cash equivalents:
Beginning of period	42,356	(2,875)	242	(519)	—	39,204
End of period	$16,869	$(1,746)	$(68)	$479	$—	$15,534

F-43

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2011

(in thousands)

		Unencumbered	Encumbered	Non-
		Subsidiary	Subsidiary	Guarantor
	Issuers	Guarantors	Guarantors	Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(300,872)	$114,901	$236,140	$262	$—	$50,431
Investing activities
Purchase of real estate investments	—	(98,048)	(83,166)	—	—	(181,214)
Sale of real estate investments	—	1,510	—	—	—	1,510
Capital improvements	—	(5,303)	(4,061)	—	—	(9,364)
Development Projects	—	(15,990)	—	(5,416)	—	(21,406)
Secured loan receivables received from others	7,332	6,552	454	—	—	14,338
Secured loan receivables funded to others	(2,700)	(7,357)	(863)	—	—	(10,920)
Net cash provided by (used in) investing activities	4,632	(118,636)	(87,636)	(5,416)	—	(207,056)
Financing activities
Borrowings of debt	302,750	—	97,417	4,761	—	404,928
Repayment of debt	—	—	(244,727)	(105)	—	(244,832)
Payment of financing costs	(8,594)	—	(1,000)	(14)	—	(9,608)
Capital contributions	40,420	—	—	—	—	40,420
Deferred contributions	35,000	—	—	—	—	35,000
Cash distributions to partners	(43,107)	—	—	—	—	(43,107)
Net cash provided by (used in) financing activities	326,469	—	(148,310)	4,642	—	182,801
Net decrease in cash and cash equivalents	30,229	(3,735)	194	(512)	—	26,176
Cash and cash equivalents:
Beginning of period	12,127	860	48	(7)	—	13,028
End of period	$42,356	$(2,875)	$242	$(519)	$—	$39,204

F-44

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable and Secured Loans Receivable Allowance for Doubtful Accounts (in thousands)

	Balance at Beginning of Year	Charged to (Recovered from) Costs and Expenses	Deductions and Write-offs	Balance at End of Year
Allowance for uncollectible accounts receivable
Year ended December 31, 2013	$803	$57	$(534)	$326
Year ended December 31, 2012	80	3,948	(3,225)	803
Year ended December 31, 2011	—	80	—	80
Allowance for uncollectible secured loan receivable
Year ended December 31, 2013	$317	$11	$(328)	$—
Year ended December 31, 2012	2,176	6,532	(8,391)	317
Year ended December 31, 2011	750	1,512	(86)	2,176

F-45

SCHEDULE III

Real Estate and Investments (in thousands)

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Aviv Healthcare Properties LP		(1)	Chicago	IL	$—	$—	$62	$—	$—	$62	$(6)	$56
Issuer subtotal					—	—	62	—	—	62	(6)	56
SunBridge Care/Rehab-Broadway	(a)	(2)	Methuen	MA	31	496	—	(527)	—	—	—	—	1910	1993	40 years
SunBridge—Colonial Heights	(a)	(2)	Lawrence	MA	63	959	21	(225)	63	755	(367)	451	1963	1993	40 years
SunBridge—Fall River	(c)	(2)	Fall River	MA	91	1,309	(1)	(1,399)	—	—	—	—		1993	40 years
SunBridge Care Center- Glenwood	(a)	(2)	Lowell	MA	82	1,211	—	(253)	82	958	(479)	561	1964	1993	40 years
SunBridge—Hammond House	(a)	(2)	Worchester	MA	42	664	489	(664)	42	489	(250)	281	1965	1993	40 years
SunBridge for North Reading	(a)	(2)	North Reading	MA	113	1,567	151	(253)	113	1,465	(657)	921	1966		40 years
Robbin House Nursing and Rehab	(c)	(2)	Quincy	MA	66	1,052	—	(1,118)	—	—	—	—		1993	40 years
SunBridge Care Center—Rosewood	(a)	(2)	Fall River	MA	32	513	1	(284)	13	249	(184)	78	1882	1993	40 years
SunBridge Care/Rehab-Sandalwood	(a)	(2)	Oxford	MA	64	941	556	(193)	64	1,304	(459)	909	1966	1993	40 years
SunBridge—Spring Valley	(a)	(2)	Worchester	MA	71	1,031	75	(205)	71	901	(413)	559	1960	1993	40 years
SunBridge Care/Rehab-Town Manor	(c)	(2)	Lawrence	MA	90	1,306	(1)	(1,395)	—	—	—	—		1993	40 years
SunBridge Care/Rehab-Woodmill	(a)	(2)	Lawrence	MA	61	946	—	(235)	61	711	(356)	416	1965	1993	40 years
SunBridge Care/Rehab-Worcester	(c)	(2)	Worchester	MA	93	1,375	(1)	(1,467)	—	—	—	—		1993	40 years
Countryside Community	(a)	(2)	South Haven	MI	221	4,239	13	—	221	4,252	(1,080)	3,393	1975	2005	40 years
Pepin Manor	(a)	(2)	Pepin	WI	318	1,570	333	—	318	1,903	(424)	1,797	1978	2005	40 years
Highland Health Care Center	(a)	(2)	Highland	IL	190	1,724	—	—	190	1,724	(475)	1,440	1963	2005	40 years
Nebraska Skilled Nursing/Rehab	(a)	(2)	Omaha	NE	211	6,695	—	(2)	209	6,695	(1,917)	4,987	1971	2005	40 years
Casa Real	(a)	(2)	Santa Fe	NM	1,030	2,692	772	—	1,030	3,464	(938)	3,556	1985	2005	40 years
Clayton Nursing and Rehab	(a)	(2)	Clayton	NM	41	790	35	—	41	825	(297)	569	1960	2005	40 years
Country Cottage Care/Rehab Center	(a)	(2)	Hobbs	NM	9	672	—	—	9	672	(292)	389	1963	2005	40 years
Bloomfield Nursing/Rehab Center	(a)	(2)	Bloomfield	NM	344	4,736	19	—	344	4,755	(1,250)	3,849	1985	2005	40 years

F-46

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Espanola Valley Center	(a)	(2)	Espanola	NM	216	4,143	17	—	216	4,160	(1,200)	3,176	1984	2005	40 years
Sunshine Haven Lordsburg	(a)	(2)	Lordsburg	NM	57	1,882	—	—	57	1,882	(459)	1,480	1972	2005	40 years
Silver City Care Center	(a)	(2)	Silver City	NM	305	5,844	—	—	305	5,844	(1,496)	4,653	1984	2005	40 years
Seven Oaks Nursing and Rehab	(a)	(2)	Bonham	TX	63	2,583	—	—	63	2,583	(703)	1,943	1970	2005	40 years
Birchwood Nursing and Rehab	(a)	(2)	Cooper	TX	96	2,727	8	—	96	2,735	(729)	2,102	1966	2005	40 years
Smith Nursing and Rehab	(a)	(2)	Wolfe City	TX	49	1,010	(8)	—	49	1,002	(309)	742	1946	2005	40 years
Clifton Nursing and Rehab	(a)	(2)	Clifton	TX	125	2,975	—	—	125	2,975	(865)	2,235	1995	2005	40 years
Stanton Nursing and Rehab	(a)	(2)	Stanton	TX	261	1,018	11	—	261	1,029	(301)	989	1972	2005	40 years
Valley Mills Nursing and Rehab	(a)	(2)	Valley Mills	TX	34	1,091	(9)	—	34	1,082	(305)	811	1971	2005	40 years
Hometown Care Center	(a)	(2)	Moody	TX	13	328	—	(341)	—	—	—	—		2005	40 years
Shuksan Healthcare Center	(a)	(2)	Bellingham	WA	61	491	1,984	—	61	2,475	(416)	2,120	1965	2005	40 years
Orange Villa Nursing and Rehab	(a)	(2)	Orange	TX	98	1,948	18	—	98	1,966	(550)	1,514	1973	2005	40 years
Pinehurst Nursing and Rehab	(a)	(2)	Orange	TX	99	2,072	23	—	99	2,095	(605)	1,589	1955	2005	40 years
Wheeler Nursing and Rehab	(a)	(2)	Wheeler	TX	17	1,369	—	—	17	1,369	(407)	979	1982	2005	40 years
ABC Health Center	(a)	(2)	Harrisonville	MO	144	1,922	226	—	144	2,148	(512)	1,780	1970	2005	40 years
Camden Health Center	(a)	(2)	Harrisonville	MO	189	2,532	221	—	189	2,753	(638)	2,304	1977	2005	40 years
Cedar Valley Health Center	(a)	(2)	Rayton	MO	252	3,376	245	—	252	3,621	(931)	2,942	1978	2005	40 years
Monett Healthcare Center	(a)	(2)	Monett	MO	259	3,470	23	—	259	3,493	(899)	2,853	1976	2005	40 years
White Ridge Health Center	(a)	(2)	Lee’s Summit	MO	292	3,915	50	—	292	3,965	(1,005)	3,252	1986	2005	40 years
The Orchards Rehab/Care Center	(a)	(2)	Lewiston	ID	201	4,319	506	—	201	4,825	(1,380)	3,646	1958	2005	40 years
SunBridge for Payette	(a)	(2)	Payette	ID	179	3,166	(27)	—	179	3,139	(728)	2,590	1964	2005	40 years
Magic Valley Manor-Assisted Living	(b)	(2)	Wendell	ID	177	405	1,006	—	177	1,411	(241)	1,347	1911	2005	40 years

F-47

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
McCall Rehab and Living Center	(a)	(2)	McCall	ID	213	676	(6)	(883)	—	—	—	—	1965	2005	40 years
Menlo Park Health Care	(a)	(2)	Portland	OR	112	2,205	221	—	112	2,426	(757)	1,781	1959	2005	40 years
Burton Care Center	(a)	(2)	Burlington	WA	115	1,170	86	—	115	1,256	(315)	1,056	1930	2005	40 years
Columbia View Care Center	(a)	(2)	Cathlamet	WA	49	505	—	(554)	—	—	—	—	1965	2005	40 years
Grandview Healthcare Center	(a)	(2)	Grandview	WA	19	1,155	15	—	19	1,170	(438)	751	1964	2005	40 years
Hillcrest Manor	(a)	(2)	Sunnyside	WA	102	1,639	6,895	—	102	8,534	(972)	7,664	1970	2005	40 years
Evergreen Hot Springs Center	(a)	(2)	Hot Springs	MT	104	1,943	19	—	104	1,962	(504)	1,562	1963	2005	40 years
Evergreen Polson Center	(a)	(2)	Polson	MT	121	2,358	(20)	—	121	2,338	(644)	1,815	1971	2005	40 years
Evergreen The Dalles Center	(a)	(2)	The Dalles	OR	200	3,832	92	—	200	3,924	(951)	3,173	1964	2005	40 years
Evergreen Vista Health Center	(a)	(2)	LaGrande	OR	281	4,784	248	—	281	5,032	(1,167)	4,146	1961	2005	40 years
Whitman Health and Rehab Center	(a)	(2)	Colfax	WA	231	6,271	38	—	231	6,309	(1,455)	5,085	1985	2005	40 years
Fountain Retirement Hotel	(b)	(2)	Youngtown	AZ	101	1,940	170	(2,211)	—	—	—	—	1971	2005	40 years
Gilmer Care Center	(a)	(2)	Gilmer	TX	257	2,993	367	—	257	3,360	(826)	2,791	1967	2005	40 years
Columbus Nursing and Rehab Center	(a)	(2)	Columbus	WI	352	3,477	302	—	352	3,779	(869)	3,262	1950	2005	40 years
Infinia at Faribault	(a)	(2)	Faribault	MN	70	1,485	102	—	70	1,587	(467)	1,190	1958	2005	40 years
Infinia at Owatonna	(a)	(2)	Owatonna	MN	125	2,321	(19)	—	125	2,302	(615)	1,812	1963	2005	40 years
Infinia at Willmar	(a)	(2)	Wilmar	MN	70	1,341	20	—	70	1,361	(396)	1,035	1998	2005	40 years
Infinia at Florence Heights	(a)	(2)	Omaha	NE	413	3,516	4	(3,933)	—	—	—	—	1999	2005	40 years
Infinia at Ogden	(a)	(2)	Ogden	UT	234	4,478	601	—	234	5,079	(1,161)	4,152	1977	2005	40 years
Prescott Manor Nursing Center	(a)	(2)	Prescott	AR	44	1,462	209	—	44	1,671	(553)	1,162	1965	2005	40 years
Star City Nursing Center	(a)	(2)	Star City	AR	28	1,069	80	—	28	1,149	(304)	873	1969	2005	40 years
Westview Manor of Peabody	(a)	(2)	Peabody	KS	22	502	140	—	22	642	(139)	525	1963	2005	40 years
Orchard Grove Extended Care Center	(a)	(2)	Benton Harbor	MI	166	3,185	457	(3,808)	—	—	(0)	(0)	1971	2005	40 years
Marysville Care Center	(a)	(2)	Marysville	CA	281	1,320	—	(1,601)	—	—	—	—		2005	40 years
Yuba City Care Center	(a)	(2)	Yuba City	CA	177	2,130	—	(2,307)	—	—	—	—		2005	40 years
Lexington Care Center	(a)	(2)	Lexington	MO	151	2,943	325	—	151	3,268	(886)	2,533	1970	2005	40 years

F-48

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Twin Falls Care Center	(a)	(2)	Twin Falls	ID	448	5,145	—	—	448	5,145	(1,313)	4,280	1961	2005	40 years
Gordon Lane Care Center	(a)	(2)	Fullerton	CA	2,982	3,648	—	—	2,982	3,648	(916)	5,714	1966	2005	40 years
Sierra View Care Center	(a)	(2)	Baldwin Park	CA	868	1,748	7	—	868	1,755	(510)	2,113	1938	2005	40 years
Villa Maria Care Center	(a)	(2)	Long Beach	CA	140	767	(1)	(906)	—	—	—	—		2005	40 years
High Street Care Center	(a)	(2)	Oakland	CA	246	685	11	—	246	696	(183)	759	1961	2005	40 years
MacArthur Care Center	(a)	(2)	Oakland	CA	246	1,416	45	—	246	1,461	(499)	1,208	1960	2005	40 years
Country Oaks Nursing Center	(a)	(2)	Ponoma	CA	1,393	2,426	—	—	1,393	2,426	(627)	3,192	1964	2005	40 years
Deseret at Hutchinson	(a)	(2)	Hutchinson	KS	180	2,547	92	—	180	2,639	(708)	2,111	1963	2005	40 years
Woodland Hills Health/Rehab	(a)	(2)	Little Rock	AR	270	4,006	—	(4,276)	—	—	—	—	1979	2005	40 years
Chenal Heights	(a)	(2)	Little Rock	AR	1,411	—	7,330	(8,741)	—	—	—	—	2008	2006	40 years
Blanchette Place Care Center	(a)	(2)	St. Charles	MO	1,300	10,777	14	—	1,300	10,791	(2,154)	9,937	1994	2006	40 years
Cathedral Gardens Care Center	(a)	(2)	St. Louis	MO	1,600	9,525	51	—	1,600	9,576	(1,971)	9,205	1979	2006	40 years
Heritage Park Skilled Care	(a)	(2)	Rolla	MO	1,200	7,841	2,507	—	1,200	10,348	(1,628)	9,920	1993	2006	40 years
Oak Forest Skilled Care	(a)	(2)	Ballwin	MO	550	3,995	66	—	550	4,061	(836)	3,775	2004	2006	40 years
Richland Care and Rehab	(a)	(2)	Olney	IL	350	2,484	—	—	350	2,484	(578)	2,256	2004	2006	40 years
Bonham Nursing and Rehab	(a)	(2)	Bonham	TX	76	1,130	—	—	76	1,130	(233)	973	1969	2006	40 years
Columbus Nursing and Rehab	(a)	(2)	Columbus	TX	150	1,809	—	(1,959)	—	—	—	—	1974	2006	40 years
Denison Nursing and Rehab	(a)	(2)	Denison	TX	178	1,945	—	—	178	1,945	(404)	1,719	1958	2006	40 years
Falfurrias Nursing and Rehab	(a)	(2)	Falfurias	TX	92	1,065	—	—	92	1,065	(241)	916	1974	2006	40 years
Kleburg County Nursing/Rehab	(a)	(2)	Kingsville	TX	315	3,689	2,732	—	315	6,421	(832)	5,904	1947	2006	40 years
Terry Haven Nursing and Rehab	(a)	(2)	Mount Vernon	TX	180	1,971	—	—	180	1,971	(482)	1,669	2004	2006	40 years
Clarkston Care Center	(a)	(2)	Clarkston	WA	162	7,038	5,518	—	162	12,556	(2,055)	10,663	1970	2006	40 years
Highland Terrace Nursing Center	(a)	(2)	Camas	WA	593	3,921	6,277	—	593	10,198	(1,580)	9,211	1970	2006	40 years

F-49

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Richland Rehabilitation Center	(a)	(2)	Richland	WA	693	9,307	153	—	693	9,460	(1,824)	8,329	2004	2006	40 years
Evergreen Milton-Freewater Center	(b)	(2)	Milton Freewater	OR	700	5,404	—	—	700	5,404	(1,129)	4,975	1965	2006	40 years
Hillside Living Center	(a)	(2)	Yorkville	IL	560	3,074	(1)	(3)	560	3,070	(697)	2,933	1963	2006	40 years
Arbor View Nursing / Rehab Center	(a)	(2)	Zion	IL	147	5,235	131	(5,513)	—	—	—	—	1970	2006	40 years
Ashford Hall	(a)	(2)	Irving	TX	1,746	11,419	114	(143)	1,746	11,390	(2,279)	10,857	1964	2006	40 years
Belmont Nursing and Rehab Center	(a)	(2)	Madison	WI	480	1,861	6	—	480	1,867	(462)	1,885	1974	2006	40 years
Blue Ash Nursing and Rehab Center	(a)	(2)	Cincinnati	OH	125	6,278	448	(340)	123	6,388	(1,542)	4,969	1969	2006	40 years
West Chester Nursing/Rehab Center	(a)	(2)	West Chester	OH	375	5,663	369	(6,407)	—	—	—	—	1965	2006	40 years
Wilmington Nursing/Rehab Center	(a)	(2)	Willmington	OH	125	6,078	673	—	125	6,751	(1,551)	5,325	1951	2006	40 years
Extended Care Hospital of Riverside	(a)	(2)	Riverside	CA	1,091	5,647	(1)	(26)	1,091	5,620	(1,711)	5,000	1967	2006	40 years
Heritage Manor	(a)	(2)	Monterey Park	CA	1,586	9,274	—	(23)	1,586	9,251	(2,495)	8,342	1965	2006	40 years
French Park Care Center	(a)	(2)	Santa Ana	CA	1,076	5,984	596	—	1,076	6,580	(1,325)	6,331	1967	2006	40 years
North Valley Nursing Center	(a)	(2)	Tujunga	CA	614	5,031	—	(25)	614	5,006	(1,206)	4,414	1967	2006	40 years
Brighten at Medford	(a)	(2)	Medford	MA	2,366	6,613	291	(9,270)	—	—	—	—	1978	2007	40 years
Brighten at Ambler	(a)	(2)	Ambler	PA	370	5,112	(653)	—	370	4,459	(824)	4,005	1963	2007	40 years
Brighten at Broomall	(a)	(2)	Broomall	PA	608	3,930	591	—	608	4,521	(922)	4,207	1955	2007	40 years
Brighten at Bryn Mawr	(a)	(2)	Bryn Mawr	PA	708	6,352	1,469	—	708	7,821	(1,428)	7,101	1972	2007	40 years
Brighten at Julia Ribaudo	(a)	(2)	Lake Ariel	PA	369	7,560	730	—	369	8,290	(1,585)	7,074	1980	2007	40 years
Good Samaritan Nursing Home	(a)	(2)	Avon	OH	394	8,856	456	—	394	9,312	(1,854)	7,852	1964	2007	40 years
Belleville Illinois	(a)	(2)	Belleville	IL	670	3,431	—	—	670	3,431	(625)	3,476	1978	2007	40 years
Homestead Various Leases (b)	(a)	(2)		TX	345	4,353	6	—	345	4,358	(796)	3,908		2007	40 years
Byrd Haven Nursing Home	(a)	(2)	Searcy	AR	773	2,413	132	(2,398)	25	895	(420)	500	1961	2008	40 years
Evergreen Arvin Healthcare	(a)	(2)	Arvin	CA	900	4,765	784	—	1,029	5,420	(860)	5,589	1984	2008	40 years
Evergreen Bakersfield Healthcare	(a)	(2)	Bakersfield	CA	1,000	12,154	1,839	—	1,153	13,840	(1,979)	13,014	1987	2008	40 years

F-50

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Evergreen Lakeport Healthcare	(a)	(2)	Lakeport	CA	1,100	5,237	877	—	1,257	5,957	(967)	6,247	1987	2008	40 years
New Hope Care Center	(a)	(2)	Tracy	CA	1,900	10,294	1,687	—	2,172	11,709	(1,707)	12,174	1987	2008	40 years
Olive Ridge Care Center	(a)	(2)	Oroville	CA	800	8,609	2,298	—	922	10,785	(1,579)	10,128	1987	2008	40 years
Twin Oaks Health & Rehab	(a)	(2)	Chico	CA	1,300	8,398	1,394	—	1,488	9,604	(1,523)	9,569	1988	2008	40 years
Evergreen Health & Rehab	(a)	(2)	LaGrande	OR	1,400	808	307	—	1,591	924	(186)	2,329	1975	2008	40 years
Evergreen Bremerton Health & Rehab	(a)	(2)	Bremerton	WA	650	1,366	—	(2,016)	—	—	—	—	1969	2008	40 years
Four Fountains	(a)	(2)	Belleville	IL	989	5,007	—	—	989	5,007	(714)	5,282	1972	2008	40 years
Brookside Health & Rehab	(a)	(2)	Little Rock	AR	751	4,421	1,614	—	751	6,035	(931)	5,855	1969	2008	40 years
Skilcare Nursing Center	(a)	(2)	Jonesboro	AR	417	7,007	148	—	417	7,155	(1,116)	6,456	1973	2008	40 years
Stoneybrook Health & Rehab Center	(a)	(2)	Benton	AR	250	3,170	313	—	250	3,483	(555)	3,178	1968	2008	40 years
Trumann Health & Rehab	(a)	(2)	Trumann	AR	167	3,587	104	—	167	3,691	(565)	3,293	1971	2008	40 years
Deseret at McPherson	(a)	(2)	McPherson	KS	92	1,875	148	—	92	2,023	(282)	1,833	1970	2008	40 years
Mission Nursing Center	(a)	(2)	Riverside	CA	230	1,210	—	—	230	1,210	(187)	1,253	1957	2008	40 years
New Byrd Haven Nursing Home	(a)	(2)	Searcy	AR	—	10,213	630	—	630	10,213	(1,531)	9,312	2009	2009	40 years
Hidden Acres Health Care	(a)	(2)	Mount Pleasant	TN	67	3,313	—	—	67	3,313	(315)	3,065	1979	2010	40 years
Heritage Gardens of Portageville	(a)	(2)	Portageville	MO	224	3,089	—	—	224	3,089	(283)	3,030	1995	2010	40 years
Heritage Gardens of Greenville	(a)	(2)	Greenville	MO	119	2,219	—	—	119	2,219	(208)	2,130	1990	2010	40 years
Heritage Gardens of Senath	(a)	(2)	Senath	MO	109	2,773	266	—	109	3,039	(284)	2,864	1980	2010	40 years
Heritage Gardens of Senath South	(a)	(2)	Senath	MO	73	1,855	—	—	73	1,855	(177)	1,751	1980	2010	40 years
The Carrington	(a)	(2)	Lynchburg	VA	706	4,294	—	—	706	4,294	(359)	4,641	1994	2010	40 years
Arma Care Center	(a)	(2)	Arma	KS	57	2,898	—	—	57	2,898	(258)	2,697	1970	2010	40 years
Yates Center Nursing and Rehab	(a)	(2)	Yates	KS	54	2,990	—	—	54	2,990	(265)	2,779	1967	2010	40 years
Great Bend Health & Rehab Center	(a)	(2)	Great Bend	KS	111	4,589	299	—	111	4,888	(528)	4,471	1965	2010	40 years

F-51

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Maplewood at Norwalk	(b)	(2)	Norwalk	CT	1,590	1,010	15,793	—	1,590	16,803	(545)	17,848	1983	2010	40 years
Carrizo Springs Nursing & Rehab	(a)	(2)	Carrizo Springs	TX	45	1,955	—	—	45	1,955	(189)	1,811	1965	2010	40 years
Wellington Leasehold	(a)	(2)	Wellington	KS	—	—	2,000	—	—	2,000	(236)	1,764	1957	2010	21years
St. James Nursing & Rehab	(a)	(2)	Carrabelle	FL	1,144	8,856	—	—	1,144	8,856	(788)	9,212	2009	2011	40 years
University Manor	(a)	(2)	Cleveland	OH	886	8,695	—	—	886	8,695	(674)	8,907	1982	2011	40 years
Grand Rapids Care Center	(a)	(2)	Grand Rapids	OH	288	1,517	—	—	288	1,517	(121)	1,684	1993	2011	40 years
Bellevue Care Center	(a)	(2)	Bellevue	OH	282	3,440	—	—	282	3,440	(253)	3,469	1988	2011	40 years
Orchard Grove Assisted Living	(b)	(2)	Bellevue	OH	282	3,440	—	—	282	3,440	(253)	3,469	1998	2011	40 years
Woodland Manor Nursing and Rehabilitation	(a)	(2)	Conroe	TX	577	2,091	280	—	577	2,371	(216)	2,732	1975	2011	40 years
Fredericksburg Nursing and Rehabilitation	(a)	(2)	Fredericksburg	TX	327	3,046	30	—	327	3,076	(237)	3,166	1970	2011	40 years
Jasper Nursing and Rehabilitation	(a)	(2)	Jasper	TX	113	2,554	29	—	113	2,583	(187)	2,509	1972	2011	40 years
Legacy Park Community Living Center	(a)	(2)	Peabody	KS	33	1,267	463	—	33	1,730	(104)	1,659	1963	2011	40 years
Oak Manor Nursing and Rehabilitation	(a)	(2)	Commerce	TX	225	1,868	444	—	225	2,312	(184)	2,353	1963	2011	40 years
Loma Linda Healthcare	(a)	(2)	Moberly	MO	913	4,557	6	—	913	4,563	(357)	5,119	1987	2011	40 years
Transitions Healthcare Gettysburg	(a)	(2)	Gettysburg	PA	242	5,858	347	—	242	6,205	(427)	6,020	1950	2011	40 years
Maplewood at Darien	(b)	(2)	Darien	CT	2,430	3,070	12,263	—	2,430	15,333	(601)	17,162	2012	2011	40 years
Scranton Healthcare Center	(a)	(2)	Scranton	PA	1,120	5,537	—	—	1,120	5,537	(314)	6,343	2002	2011	40 years
Burford Manor	(a)	(2)	Davis	OK	80	3,220	—	—	80	3,220	(186)	3,114	1969	2011	40 years
Care Meridian Cowan Heights	(h)	(2)	Santa Ana	CA	220	1,129	—	—	220	1,129	(74)	1,275	1989	2011	40 years
Care Meridian La Habra Heights	(h)	(2)	La Habra	CA	200	1,339	—	—	200	1,339	(86)	1,453	1990	2011	40 years
Care Meridian Oxnard	(h)	(2)	Oxnard	CA	100	1,219	—	—	100	1,219	(80)	1,239	1994	2011	40 years
Care Meridian Marin	(h)	(2)	Fairfax	CA	320	2,149	—	—	320	2,149	(131)	2,338	2000	2011	40 years
Care Meridian Artesia	(h)	(2)	Artesia	CA	180	1,389	—	—	180	1,389	(89)	1,480	2002	2011	40 years
Care Meridian Las Vegas	(a)	(2)	Las Vegas	NV	760	7,776	324	—	760	8,100	(463)	8,397	2004	2011	40 years

F-52

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Bath Creek		(2)	Cuyahoga Falls	OH	—	—	—	—	—	—	—	—	2013	2012	40 years
Astoria Health and Rehab	(a)	(2)	Germantown	OH	330	2,170	278	—	330	2,448	(138)	2,640	1996	2012	40 years
North Platte Care Centre	(a)/(b)	(2)	North Platte	NE	237	2,129	77	—	237	2,206	(158)	2,285	1984	2012	40 years
Fair Oaks Care Centre	(b)	(2)	Shenandoah	IA	68	402	—	—	68	402	(21)	449	1997	2012	40 years
Crest Haven Care Centre	(a)	(2)	Creston	IA	72	1,467	117	—	72	1,584	(84)	1,572	1964	2012	40 years
Premier Estates Rock Rapids	(b)	(2)	Rock Rapids	IA	83	2,282	—	—	83	2,282	(119)	2,246	1998	2012	40 years
Rock Rapids Care Centre	(a)	(2)	Rock Rapids	IA	113	2,349	151	—	113	2,500	(127)	2,486	1976	2012	40 years
Elmwood Care Centre	(a)/(b)	(2)	Onawa	IA	227	1,733	190	—	227	1,923	(114)	2,036	1961	2012	40 years
Sunny Knoll Care Centre	(a)	(2)	Rockwell City	IA	62	2,092	—	—	62	2,092	(110)	2,044	1966	2012	40 years
New Hampton Care Centre	(a)	(2)	New Hampton	IA	144	2,739	31	—	144	2,770	(155)	2,759	1967	2012	40 years
Monte Siesta	(a)	(2)	Austin	TX	770	5,230	—	—	770	5,230	(275)	5,725	1964	2012	40 years
Silver Pines	(a)	(2)	Bastrop	TX	480	3,120	—	—	480	3,120	(205)	3,395	1987	2012	40 years
Spring Creek	(a)	(2)	Beaumont	TX	300	700	—	—	300	700	(45)	955	1969	2012	40 years
Riverview	(a)	(2)	Boerne	TX	480	3,470	300	—	780	3,470	(216)	4,034	1994	2012	40 years
Bluebonnet	(a)	(2)	Karnes City	TX	420	3,130	—	—	420	3,130	(206)	3,344	1994	2012	40 years
Cottonwood	(a)	(2)	Denton	TX	240	2,060	—	—	240	2,060	(119)	2,181	1969	2012	40 years
Regency Manor	(a)	(2)	Floresville	TX	780	6,120	—	—	780	6,120	(365)	6,535	1995	2012	40 years
DeLeon	(a)	(2)	DeLeon	TX	200	2,800	—	—	200	2,800	(154)	2,846	1974	2012	40 years
Spring Oaks	(a)	(2)	Lampasas	TX	360	4,640	—	—	360	4,640	(268)	4,732	1990	2012	40 years
Lynwood	(a)	(2)	Levelland	TX	300	3,800	—	—	300	3,800	(245)	3,855	1990	2012	40 years
Sienna	(a)	(2)	Odessa	TX	350	8,050	—	—	350	8,050	(417)	7,983	1974	2012	40 years
Deerings	(a)	(2)	Odessa	TX	280	8,420	140	—	280	8,560	(444)	8,396	1975	2012	40 years
Terrace West	(a)	(2)	Midland	TX	440	5,860	—	—	440	5,860	(332)	5,968	1975	2012	40 years
Lake Lodge	(a)	(2)	Lake Worth	TX	650	4,610	—	—	650	4,610	(267)	4,993	1977	2012	40 years
Nolan	(a)	(2)	Sweetwater	TX	190	4,210	—	—	190	4,210	(274)	4,126	2010	2012	40 years
Langdon Hall	(b)	(2)	Bradenton	FL	390	4,546	180	—	390	4,726	(233)	4,883	1985	2012	40 years
Mount Washington Residence	(b)	(2)	Eau Claire	WI	1,040	1,460	352	—	1,040	1,812	(93)	2,759	1930	2012	40 years
Highlands Nursing and Rehabilitation Center	(a)	(2)	Louisville	KY	441	9,484	127	—	441	9,611	(381)	9,671	1977	2012	40 years
Seven Oaks Nursing & Rehabilitation	(a)	(2)	Glendale	WI	1,620	5,980	—	—	1,620	5,980	(202)	7,398	1994	2012	40 years
Nesbit Living and Recovery Center	(a)	(2)	Seguin	TX	600	4,400	—	—	600	4,400	(168)	4,832	1958	2012	40 years
The Harbor House of Ocala	(b)	(2)	Dunnellon, FL	FL	690	3,510	285	—	690	3,795	(127)	4,358	1993	2012	40 years
The Harmony House at Ocala	(b)	(2)	Ocala, FL	FL	500	2,800	37	—	500	2,837	(93)	3,244	1984	2012	40 years

F-53

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
The Haven House at Ocala	(b)	(2)	Dunnellon, FL	FL	490	2,610	98	—	490	2,708	(88)	3,110	1991	2012	40 years
Seaside Manor Ormond Beach	(b)	(2)	Ormond Beach, FL	FL	630	2,870	80	—	630	2,950	(107)	3,473	1996	2012	40 years
Fountain Lake	(a)	(2)	Hot Springs	AR	—	—	166	—	—	166	(5)	161	2007	2008	40 years
Northridge Healthcare/Rehab	(a)	(2)	Little Rock	AR	465	3,012	55	(3,532)	—	—	—	—	1969	2005	40 years
Unencumbered Guarantors subtotal					81,604	675,605	94,612	(69,437)	75,217	707,167	(110,868)	671,517
Raton Nursing and Rehab Center	(a)	(3)	Raton	NM	128	1,509	47	—	128	1,556	(544)	1,140	1985	2005	40 years
Red Rocks Care Center	(a)	(3)	Gallup	NM	329	3,953	17	—	329	3,970	(1,101)	3,198	1978	2005	40 years
Heritage Villa Nursing/Rehab	(a)	(3)	Dayton	TX	18	436	9	—	18	445	(140)	323	1964	2005	40 years
Wellington Oaks Nursing/Rehab	(a)	(3)	Ft. Worth	TX	137	1,147	(9)	—	137	1,138	(373)	902	1963	2005	40 years
Blanco Villa Nursing and Rehab	(a)	(3)	San Antonio	TX	342	1,931	971	—	342	2,902	(762)	2,482	1969	2005	40 years
Forest Hill Nursing Center	(a)	(3)	Ft. Worth	TX	88	1,764	—	(1,852)	—	—	—	—		2005	40 years
Garland Nursing and Rehab	(a)	(3)	Garland	TX	57	1,058	1,358	—	57	2,416	(452)	2,021	1964	2005	40 years
Hillcrest Nursing and Rehab	(a)	(3)	Wylie	TX	210	2,684	528	—	210	3,212	(750)	2,672	1975	2005	40 years
Mansfield Nursing and Rehab	(a)	(3)	Mansfield	TX	487	2,143	(18)	—	487	2,125	(615)	1,997	1964	2005	40 years
Westridge Nursing and Rehab	(a)	(3)	Lancaster	TX	626	1,848	(16)	—	626	1,832	(570)	1,888	1973	2005	40 years
Brownwood Nursing and Rehab	(a)	(3)	Brownwood	TX	140	3,464	1,502	—	140	4,966	(1,002)	4,104	1968	2005	40 years
Irving Nursing and Rehab	(a)	(3)	Irving	TX	137	1,248	(10)	—	137	1,238	(376)	999	1972	2005	40 years
North Pointe Nursing and Rehab	(a)	(3)	Watauga	TX	1,061	3,846	—	—	1,061	3,846	(996)	3,911	1999	2005	40 years
Evergreen Foothills Center	(a)	(3)	Phoenix	AZ	500	4,538	—	—	500	4,538	(1,515)	3,523	1997	2005	40 years
Evergreen Sun City Center	(a)	(3)	Sun City	AZ	476	5,698	60	—	476	5,758	(1,566)	4,668	1985	2005	40 years
Sunset Gardens at Mesa	(b)	(3)	Mesa	AZ	123	1,641	(14)	—	123	1,627	(424)	1,326	1974	2005	40 years
Evergreen Mesa Christian Center	(a)	(3)	Mesa	AZ	466	6,231	(47)	(615)	466	5,569	(1,724)	4,311	1973	2005	40 years

F-54

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
San Juan Rehab and Care Center	(a)	(3)	Anacortes	WA	625	1,185	2,041	—	625	3,226	(853)	2,998	1965	2005	40 years
Pomona Vista Alzheimer’s Center	(a)	(3)	Ponoma	CA	403	955	—	—	403	955	(279)	1,079	1959	2005	40 years
Rose Convalescent Hospital	(a)	(3)	Baldwin Park	CA	1,308	486	—	—	1,308	486	(165)	1,629	1963	2005	40 years
Evergreen Nursing/Rehab Center	(a)	(3)	Effingham	IL	317	3,462	—	—	317	3,462	(913)	2,866	1974	2005	40 years
Doctors Nursing and Rehab Center	(a)	(3)	Salem	IL	125	4,664	900	—	125	5,564	(1,288)	4,401	1972	2005	40 years
Willis Nursing and Rehab	(a)	(3)	Willis	TX	212	2,407	—	—	212	2,407	(526)	2,093	1975	2006	40 years
Douglas Rehab and Care Center	(a)	(3)	Matoon	IL	250	2,391	1,292	(13)	250	3,670	(569)	3,351	1963	2006	40 years
Villa Rancho Bernardo Care Center	(a)	(3)	San Diego	CA	1,425	9,653	65	(57)	1,425	9,661	(2,015)	9,071	1994	2006	40 years
Austin Nursing Center	(a)	(3)	Austin	TX	1,501	4,505	2,319	—	1,501	6,824	(960)	7,365	2007	2007	40 years
Dove Hill Care Center and Villas	(a)	(3)	Hamilton	TX	58	5,781	—	—	58	5,781	(1,026)	4,813	1998	2007	40 years
Evergreen Health & Rehab of Petaluma	(a)	(3)	Petaluma	CA	749	2,460	—	—	749	2,460	(463)	2,746	1969	2009	40 years
Evergreen Mountain View Health & Rehab	(a)	(3)	Carson City	NV	3,455	5,942	—	—	3,455	5,942	(804)	8,593	1977	2009	40 years
Maplewood at Orange	(b)	(3)	Orange	CT	1,134	11,155	2,132	—	1,134	13,287	(1,108)	13,313	1999	2010	40 years
Lakewood Senior Living of Pratt	(a)	(3)	Pratt	KS	19	503	312	—	19	815	(59)	775	1964	2011	40 years
Lakewood Senior Living of Seville	(a)	(3)	Wichita	KS	94	897	151	—	94	1,048	(96)	1,046	1977	2011	40 years
Lakewood Senior Living of Haviland	(a)	(3)	Haviland	KS	112	649	16	—	112	665	(63)	714	1971	2011	40 years
Maplewood at Newtown	(b)	(3)	Newtown	CT	4,942	7,058	3,333	—	6,314	9,019	(719)	14,614	2000	2011	40 years
Crawford Manor	(a)	(3)	Cleveland	OH	120	3,080	—	—	120	3,080	(192)	3,008	1994	2011	40 years
Amberwood Manor Nursing Home Rehabilitation	(a)	(3)	New Philadelphia	PA	451	3,264	—	—	451	3,264	(188)	3,527	1962	2011	40 years
Caring Heights Community Care & Rehabilitation Center	(a)	(3)	Coroapolis	PA	1,546	10,018	—	—	1,546	10,018	(578)	10,986	1983	2011	40 years

F-55

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Dunmore Healthcare Group	(a)	(3)	Dunmore	PA	398	6,813	—	—	398	6,813	(397)	6,814	2002	2011	40 years
Eagle Creek Healthcare Group	(a)	(3)	West Union	OH	1,056	5,774	20	—	1,056	5,794	(335)	6,515	1981	2011	40 years
Edison Manor Nursing & Rehabilitation	(a)	(3)	New Castle	PA	393	8,246	—	—	393	8,246	(482)	8,157	1982	2011	40 years
Indian Hills Health & Rehabilitation Center	(a)	(3)	Euclid	OH	853	8,425	—	—	853	8,425	(486)	8,792	1989	2011	40 years
Milcrest Nursing Center	(a)	(3)	Marysville	OH	736	2,169	—	—	736	2,169	(128)	2,777	1968	2011	40 years
Deseret Nursing & Rehabilitation at Colby	(a)	(3)	Colby	KS	569	2,799	—	—	569	2,799	(158)	3,210	1974	2011	40 years
Deseret Nursing & Rehabilitation at Kensington	(a)	(3)	Kensington	KS	280	1,419	—	—	280	1,419	(85)	1,614	1967	2011	40 years
Deseret Nursing & Rehabilitation at Onaga	(a)	(3)	Onaga	KS	87	2,866	—	—	87	2,866	(162)	2,791	1959	2011	40 years
Deseret Nursing & Rehabilitation at Oswego	(a)	(3)	Oswego	KS	183	840	—	—	183	840	(52)	971	1960	2011	40 years
Deseret Nursing & Rehabilitation at Smith Center	(a)	(3)	Smith Center	KS	106	1,650	—	—	106	1,650	(96)	1,660	1960	2011	40 years
Sandalwood Healthcare	(a)	(3)	Little Rock	AR	1,040	3,710	866	—	1,040	4,576	(295)	5,321	1996	2011	40 years
Gardnerville Health and Rehab	(a)	(3)	Gardnerville	NV	1,238	3,562	—	—	1,238	3,562	(191)	4,609	2000	2012	40 years
Aviv Asset Management	(d)	(3)	Chicago	IL	—	—	1,209	—	—	1,209	(410)	799			40 years
Encumbered Guarantors subtotal					31,110	173,927	19,034	(2,537)	32,394	189,140	(29,048)	192,486
Little Rock Health and Rehab	(a)	(4)	Little Rock	AR	471	4,779	7,613	(12,863)	—	—	—	—	1971	2009	40 years
Community Care and Rehab	(a)	(4)	Riverside	CA	1,648	9,852	—	—	1,648	9,852	(1,039)	10,461	1965	2010	40 years
Rivercrest Specialty Hospital	(i)	(4)	Mishawaka	IN	328	8,072	—	—	328	8,072	(374)	8,026	1991	2012	40 years
Safe Haven Hospital and Care Center	(a)	(4)	Pocatello	ID	470	5,530	835	—	470	6,365	(267)	6,568	1970	2012	40 years
Care Meridian Pleasanton	(h)	(4)	Pleasanton	CA	411	751	1,475	—	411	2,226	(59)	2,578	2012	2012	40 years
Inola Health Care Center	(a)	(4)	Inola	OK	520	2,480	—	—	520	2,480	(88)	2,913	1990	2012	40 years
Avondale Cottage of Pryor	(b)	(4)	Pryor	OK	100	400	—	—	100	400	(12)	489	2000	2012	40 years

F-56

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
The Woodlands at Robinson	(a)	(4)	Ravenna	OH	660	6,940	—	—	660	6,940	(217)	7,383	2000	2012	40 years
Texan Nursing & Rehab of Gonzales	(a)	(4)	Gonzales	TX	560	1,840	182	—	560	2,022	(41)	2,541	1963	2013	40 years
Knox and Winamac Community Health Center	(j)	(4)	Knox	IN	137	1,063	—	—	137	1,063	(18)	1,182	2008	2013	40 years
Diplomate Healthcare	(a)	(4)	North Royalton	OH	1,330	13,020	—	—	1,330	13,020	(242)	14,108	1979	2013	40 years
Warr Acres Nursing Center	(a)	(4)	Oklahoma City	OK	580	2,420	—	—	580	2,420	(50)	2,950	1971	2013	40 years
Windsor Hills Nursing Center	(a)	(4)	Oklahoma City	OK	370	2,830	—	—	370	2,830	(61)	3,139	1967	2013	40 years
Twinbrook Nursing & Rehab	(a)	(4)	Louisville	KY	880	8,120	—	—	880	8,120	(104)	8,896	1960	2013	40 years
Oakcreek Nursing and Rehab	(a)	(4)	Luling	TX	272	3,178	—	—	272	3,178	(38)	3,412	1972	2013	40 years
Heart of Florida	(b)	(4)	Haines City	FL	510	2,990	—	—	510	2,990	(22)	3,478	1954	2013	40 years
Tender Loving Care	(b)	(4)	Lakeland	FL	330	2,270	—	—	330	2,270	(17)	2,583	1980	2013	40 years
Tangerine Cove	(b)	(4)	Brooksville	FL	702	6,198	—	—	702	6,198	(45)	6,855	1925	2013	40 years
Mercy Franciscan at Schroder	(a)	(4)	Hamilton	OH	1,066	8,862	—	—	1,066	8,862	(68)	9,860	1971	2013	40 years
Mercy Providence Retirement	(a)	(4)	New Albany	IN	1,152	15,578	—	—	1,152	15,578	(113)	16,617	1999	2013	40 years
Mercy Siena Retirement	(a)	(4)	Dayton	OH	1,158	3,455	—	—	1,158	3,455	(28)	4,585	1966	2013	40 years
Mercy St. Theresa	(a)	(4)	Cincinnati	OH	1,287	3,341	—	—	1,287	3,341	(27)	4,601	1929	2013	40 years
Echo Manor	(a)	(4)	Pickerington	OH	550	9,810	—	—	550	9,810	(49)	10,311	1978	2013	40 years
Oak Pavillion Nursing Home	(a)	(4)	Cincinnati	OH	530	12,260	—	—	530	12,260	(63)	12,727	1967	2013	40 years
Park View Nursing Center	(a)	(4)	Edgerton	OH	390	5,050	—	—	390	5,050	(26)	5,414	1920	2013	40 years
Summit’s Trace Nursing Home	(a)	(4)	Columbus	OH	2,070	10,340	—	—	2,070	10,340	(55)	12,355	1964	2013	40 years
Yell County Nursing Home	(a)	(4)	Ola	AR	78	1,085	—	—	78	1,085	(6)	1,157	1965	2013	40 years
Doctors Neuro Hospital	(k)	(4)	Bremen	IN	400	8,900	—	—	400	8,900	(19)	9,281	1988	2013	40 years
Heather Hill	(a)	(4)	Chardon	OH	1,650	13,865	—	—	1,650	13,865	(34)	15,481	1955	2013	40 years
Liberty Assisted Living	(b)	(4)	Chardon	OH	630	9,585	—	—	630	9,585	(22)	10,193	1999	2013	40 years
Heather Hill LTACH	(i)	(4)	Chardon	OH	1,100	8,770	—	—	1,100	8,770	(19)	9,851	1955	2013	40 years
The Village at Richardson	(a)	(4)	Richardson	TX	1,470	11,530	—	—	1,470	11,530	—	13,000	1980	2013	40 years

F-57

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Helia Healthcare of Champaign	(a)	(4)	Champaign	IL	350	2,450	—	—	350	2,450	—	2,800	1961	2013	40 years
Helia Healthcare of Energy	(a)	(4)	Energy	IL	100	3,300	—	—	100	3,300	—	3,400	1971	2013	40 years
Helia Healthcare of W. Franklin	(a)	(4)	West Frankfort	IL	50	750	—	—	50	750	—	800	1973	2013	40 years
Fort Stockton Nursing Center	(a)	(4)	Fort Stockton	TX	480	2,870	—	—	480	2,870	—	3,350	1992	2013	40 years
Pinehurst Park Terrace	(a)	(4)	Seattle	WA	—	360	—	(360)	—	—	—	—		2005	40 years
North Richland Hills	(a)	(4)	North Richland Hills	TX	980	—	5,068	(6,048)	—	—	—	—		2005	40 years
Skagit Aviv		(4)	Mt. Vernon	WA	—	—	422	(422)	—	—	—	—			40 years
Non-Guarantors subtotal					25,770	214,894	15,595	(19,693)	24,319	212,247	(3,222)	233,344
Maplewood at Danbury	(b)	(5)	Danbury	CT	1,919	14,081	—	—	1,919	14,081	(625)	15,375	1968	2012	40 years
Non-Guarantors, HUD Loan subtotal					1,919	14,081	—	—	1,919	14,081	(625)	15,375
					$140,403	$1,078,507	$129,303	$(91,667)	$133,849	$1,122,697	$(143,769)	$1,112,778

Assets under direct financing leases

Description	Type of Asset	Encumbrances	City	State	Initial Cost to Company	Accretion/ Amortization	Impairment/ Dispositions	Assets Under Direct Financing Leases	Net	Year of Construction	Date Acquired
Fountain Lake	(a)	(2)	Hot Springs	AR	10,419	756	—	$11,175	11,175	2007	2008
					$10,419	$756	$—	$11,175	$11,175

Development Properties

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Construction in Progress	Land	Buildings & Improvements	Accumulated Depreciation	Construc tion in Progress and Land Held for Develop ment	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Houston Nursing and Rehab	(a)	(2)	Houston	TX	228	2,452	—	88	228	2,452	(508)	88	2,260	1976	2006	40 years
Deseret at Mansfield	(b)	(2)	Mansfield	OH	146	2,686	20	160	146	2,706	(523)	160	2,489	1980	2006	40 years
Chatham Acres Nursing Home	(a)	(2)	Chatham	PA	203	1,997	—	9,734	203	1,997	(1,997)	9,734	9,937	1873	2011	40 years
Care Meridian Escondido	(h)	(2)	Escondido	CA	170	1,139	—	51	170	1,139	(76)	51	1,284	1990	2011	40 years
Care Meridian Fresno-Marks	(h)	(2)	Fresno	CA	270	1,709	—	50	270	1,709	(109)	50	1,920	1990	2011	40 years
Care Meridian Sacramento	(h)	(2)	Elk Grove	CA	220	1,649	—	84	220	1,649	(106)	84	1,847	1992	2011	40 years

F-58

					Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Amount Carried at December 31, 2013 (c)
Description	Type of Asset	Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Construction in Progress	Land	Buildings & Improvements		Accumulated Depreciation	Construc tion in Progress and Land Held for Develop ment	Net	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Care Meridian Santiago Canyon	(h)	(2)	Silverado	CA	550	1,039	—	51	550	1,039		(76)	51	1,564	1999	2011	40 years
Care Meridian Gilroy	(h)	(2)	Gilroy	CA	1,089	1,759	—	58	1,089	1,759		(112)	58	2,794	2000	2011	40 years
Eagle Lake Nursing and Rehabilitation	(e)	(2)	Eagle Lake	TX	93	—	—	5,565	—	—		—	5,658	5,658	2013	2012	40 years
Care Meridian Granite Bay	(h)	(4)	Granite Bay	CA	540	435	—	624	540	435		(14)	624	1,585	1978	2012	40 years
Bethel	(c)	(4)	Bethel	CT	2,400	—	—	3,415	—	—		—	5,815	5,815		2013	40 years
Care Meridian Chatsworth	(h)	(4)	Chatsworth	CA	416	281	—	364	416	281		(5)	364	1,056	2013	2013	40 years
Care Meridian Northridge	(h)	(4)	Northridge	CA	469	310	—	555	469	310		(6)	555	1,328	2013	2013	40 years
					$6,794	$15,457	$20	$20,799	$4,301	$15,476		$(3,533)	$23,292	$39,536
						GRAND TOTAL			$138,150	$1,138,173	$11,175	$(147,302)	$23,292

(a)	Skilled Nursing Facilities (SNFs)
(b)	Assisted Living Facilities (ALFs)
(c)	Vacant Land
(d)	Assets relating to corporate office space
(e)	Devlopmental asset
(f)	Includes six properties all located in Texas
(g)	The aggregate cost for federal income tax purposes of the real estate as of December 31, 2013 is $1.1 billion (unaudited).
(h)	Traumatic Brain Injury Center (TBIs)
(i)	Long Term Acute Care
(j)	Medical Office Building
(k)	Hospital

Encumbrances:

(1)	Issuer
(2)	Unencumbered guarantors
(3)	Encumbered guarantors
(4)	Non guarantors
(5)	Non guarantor, HUD loan

F-59

	For the Years Ended December 31,
	2013	2012	2011
Reconciliation of real estate:
Carrying cost:
Balance at beginning of period	$1,102,832	$919,383	$703,049
Additions during the period:
Acquisitions	199,789	184,326	186,078
Development of rental properties and capital expenditures	28,415	42,448	36,687
Dispositions:
Sale of assets	(19,746)	(32,208)	(339)
Impairment (i)	(500)	(11,117)	(6,092)
Balance at end of period	$1,310,790	$1,102,832	$919,383
Accumulated depreciation:
Balance at beginning of period	$119,371	$96,796	75,949
Additions during the period:
Depreciation expense	33,144	26,810	20,847
Dispositions:
Sale of assets	(5,213)	(4,235)	—
Balance at end of period	$147,302	$119,371	$96,796

(i)	Represents the write-down of carrying cost and accumulated depreciation on assets where impairment charges were taken.